                                                                     EXHIBIT 10d




                                 LEASE AGREEMENT




                        BALLY TOTAL FITNESS CORPORATION,
                                                  TENANT




                                      WITH




                           TOWER PLACE JOINT VENTURE,
                                             LANDLORD





                                      Date:


                                FEBRUARY 14, 2000




                                    Premises:

                      Tower Place Festival Shopping Center
                            Charlotte, North Carolina

                                TABLE OF CONTENTS

Article 1 Incorporation and Definitions.....................................................1
         1.1      Incorporation.............................................................1
         1.2      Definitions...............................................................1


Article 2 Lease and Term....................................................................1
         2.1      Lease of the Premises.....................................................1
         2.2      Permitted Use.............................................................2
         2.3      Term......................................................................2
         2.4      Option Terms..............................................................2
         2.5      Rent Commencement Date....................................................3


Article 3 Rent..............................................................................4
         3.1      Rent......................................................................4
         3.2      Measurement of Premises and Memorandum....................................4
         3.3      Payment of Rent...........................................................4
         3.4      Late Payment..............................................................5


Article 4 Operating Expenses................................................................5
         4.1      Operating Expenses........................................................5
         4.2      Common Areas..............................................................8
         4.3      Taxes.....................................................................8
         4.4      Tenant's Proportionate Share..............................................9
         4.5      Payment of Operating Expenses............................................10
         4.6      Landlord's Books and Records.............................................11
         4.7      Personal Property Tax....................................................11


Article 5 Title Insurance..................................................................12
         5.1      Title Insurance Policy...................................................12


Article 6 Landlord's Agreements............................................................12
         6.1      Landlord's Representations, Warranties and Covenants.....................12
         6.2      Parking and Common Areas.................................................14
         6.3      Exclusivity..............................................................15


Article 7 Use of the Premises and the Common Areas; Signage................................16
         7.1      Quiet Enjoyment..........................................................16
         7.2      Compliance with Laws.....................................................16
         7.3      Covenant Against Waste...................................................17
         7.4      Exterior Signs...........................................................17
         7.5      Utilities................................................................17
         7.6      Interruption of Utilities................................................18
         7.7      Rules and Regulations....................................................18


Article 8 Repairs, Maintenance and Alterations.............................................18
         8.1      Repairs, Maintenance and Operation.......................................18
         8.2      Tenant's Property........................................................19
         8.3      Fixtures and Alterations.................................................20
         8.4      Performance of Alterations...............................................20
         8.5      Mechanics' Liens and Claims Against Landlord.............................20


Article 9 Assignment and Sublease..........................................................21
         9.1      Consent Required.........................................................21
         9.2      No Consent Required......................................................21
         9.3      Continued Liability......................................................22
         9.4      Consent Procedure........................................................22


Article 10 Default by Tenant...............................................................23
         10.1     Default In Payment of Rent...............................................23
         10.2     Non-Monetary Defaults....................................................23
         10.3     Financial Defaults.......................................................23
         10.4     Remedies After Default...................................................23
         10.5     Reletting After Default..................................................24
         10.6     Rights Upon Holding Over.................................................25
         10.7     Landlord's Right to Perform Tenant's Covenants...........................25
         10.8     Remedies Cumulative; No Acceleration or Consequential Damages............25

Article 11 Insurance.......................................................................25
         11.1     Waivers of Claims and Subrogation........................................25
         11.2     Tenant's Insurance.......................................................25
         11.3     Landlord as Additional Insured...........................................26
         11.4     Landlord's Insurance.....................................................26


Article 12 Damage or Destruction...........................................................28
         12.1     Notice...................................................................28
         12.2     Restoration after Damage or Destruction..................................28
         12.3     Total Destruction........................................................29
         12.4     Rent Abatement...........................................................29
         12.5     Payment for Restoration..................................................29
         12.6     Restoration Near End of Term.............................................30


Article 13 Indemnity.......................................................................30
         13.1     Tenant's Indemnity.......................................................30
         13.2     Landlord's Indemnity.....................................................30


Article 14 Condemnation....................................................................31
         14.1     Total Taking.............................................................31
         14.2     Partial Taking...........................................................31
         14.3     Parking Areas............................................................31
         14.4     Distribution of Award....................................................31


Article 15 Environmental Matters...........................................................31
         15.1     Representations..........................................................31
         15.2     Covenants................................................................32
         15.3     Breach...................................................................32
         15.4     Environmental Indemnities................................................33


Article 16 Landlord's Work.................................................................33
         16.1     Performance of Landlord's Work...........................................33
         16.2     No Liens by Landlord.....................................................35


Article 17 Tenant's Work...................................................................35
         17.1     Plans and Specifications.................................................35
         17.2     Permits..................................................................36
         17.3     Access to Premises.......................................................36
         17.4     Performance of Tenant's Work.............................................36


Article 18 Landlord Contribution...........................................................37
         18.1     Landlord Contribution....................................................37
         18.2     Security.................................................................37


Article 19 Priority of Lease...............................................................38
         19.1     Existing Encumbrances....................................................38
         19.2     Future Encumbrances......................................................38


Article 20 Landlord's Default..............................................................39
         20.1     Remedies for Landlord's Default..........................................39


Article 21 Miscellaneous...................................................................39
         21.1     Notices..................................................................39
         21.2     Modification of Lease....................................................40
         21.3     Covenants Severable......................................................40
         21.4     Payment or Performance Under Protest.....................................40
         21.5     Tenant's Obligation to Open and Tenant's Right to Cease Operations.......40

         21.6     Construction.............................................................40
         21.7     Attorneys' Fees..........................................................40
         21.8     Time of the Essence......................................................41
         21.9     Short Form Lease.........................................................41
         21.10    Landlord's Access to Premises............................................41
         21.11    Choice of Law............................................................41
         21.12    Parties Bound............................................................41
         21.13    Force Majeure............................................................41
         21.14    Estoppel Certificate.....................................................42
         21.15    Brokerage Commission.....................................................42
         21.16    Pre-Sale Space and Grand Opening.........................................42
         21.17    Merchants' Association...................................................43
         21.18    No Partnership or Joint Venture..........................................43
         21.19    Landlord Liability.......................................................43

SIGNATURES

EXHIBIT A         LEGAL DESCRIPTION OF THE SHOPPING CENTER
EXHIBIT B         SITE PLAN
EXHIBIT C         GUARANTY OF BALLY TOTAL FITNESS HOLDING CORPORATION
EXHIBIT D         PERMITTED EXCEPTIONS
EXHIBIT E         SIGN PLAN
EXHIBIT F         LANDLORD'S WORK
EXHIBIT G         SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                              INDEX TO DEFINITIONS

accrue ...........................................    9
ADA ..............................................    7
Additional Rent ..................................    4
Alterations ......................................   20
Base Rent ........................................    4
Building .........................................    1
Capital Items ....................................    6
Certificates .....................................    3
Commencement Date ................................    2
Common Areas .....................................    8
Default Interest Rate ............................    5
Delivery Date ....................................    3
Delivery Notice ..................................    3
Environmental Laws ...............................   32
Exhibit A ........................................    1
Exhibit B ........................................    1
Exhibit C ........................................    1
Exhibit D ........................................   12
Exhibit E ........................................   17
Exhibit F ........................................   33
Exhibit G ........................................   38
Expiration Date ..................................    2
Final Plans ......................................   36
First Option Term ................................    2
force majeure ....................................   41
Guarantor ........................................    1
Hazardous Materials ..............................   32
HVAC .............................................    2
Initial Term .....................................    2
insurance proceeds ...............................   30
IRC ..............................................    8
Land .............................................    1
Landlord .........................................    1
Landlord Contribution ............................   37
Landlord's Work ..................................   33
Lease Year .......................................    2
Local Permitting Authorities .....................   36
Major Title Document .............................   38
Major Title Document Holder ......................   38
mechanics' liens .................................   20
Memorandum of Lease ..............................   41
Operating Expense Statement ......................   10
Operating Expenses ...............................    5
Option Terms .....................................    2
Outside Delivery Date ............................   33
Parking Areas ....................................    8
Permits ..........................................   36
Permitted Exceptions .............................   12
Permitted Use ....................................    2
Pre Sale Period ..................................   42
Pre Sale Space ...................................   42
Premises .........................................    1
Punch List .......................................   34
Rent .............................................    4
Rent Commencement Date ...........................    3
repair ...........................................   20
Second Option Term ...............................    2

Shopping Center ..................................    1
Site Plan ........................................    1
SNDA .............................................   38
Substantially Completed ..........................    3
Taking Date ......................................   31
Tax Year .........................................    9
Taxes ............................................    8
Tenant ...........................................    1
Tenant's Proportionate Share .....................    9
Tenant's Work ....................................   35
Term .............................................    2
Third Option Term ................................    2
Title Policy .....................................   12
Work Period Expiration Date ......................    3

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is made and entered into on February 14, 2000, by and between TOWER PLACE JOINT VENTURE, a Texas joint venture ("LANDLORD"), having its principal place of business at 5550 LBJ Freeway, Suite 675, Dallas, Texas 75240 and BALLY TOTAL FITNESS CORPORATION, a Delaware corporation ("TENANT"), having a place of business located at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                    RECITALS:

         WHEREAS, Landlord owns fee simple title to that certain real property commonly known as the Tower Place Festival Shopping Center, located on NC Highway 51 in Pineville, North Carolina and situated on the land more particularly described on EXHIBIT A attached hereto (the "LAND"), together with all improvements thereon and appurtenances thereto, whether now existing or hereafter to be constructed or created (the "SHOPPING CENTER"), which improvements include, without limitation, the building in which the Premises are located (the "BUILDING").

         WHEREAS, Landlord desires to lease to Tenant certain premises (the "PREMISES"), consisting of that portion of the Building (to contain approximately twenty-five thousand (25,000) square feet of space) indicated on the site plan attached hereto as EXHIBIT B (the "SITE PLAN"), as well as to grant to Tenant certain rights to use the Common Areas (including, without limitation, the Parking Areas). Tenant desires to lease the Premises from Landlord, and to use the Common Areas (including, without limitation, the Parking Areas), pursuant to the terms and conditions set forth in this Lease.

         WHEREAS, as a material inducement for Tenant to enter into this Lease and perform its obligations hereunder, Landlord has agreed to perform Landlord's Work and to provide Tenant with a Landlord Contribution in accordance with the terms hereof.

         WHEREAS, the performance of the obligations of Tenant under this Lease is to be guaranteed by BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation ("GUARANTOR"), having a place of business located at 8700 West Bryn Mawr Avenue, 2nd Floor, Chicago, Illinois 60631 pursuant to a Guaranty in the form of EXHIBIT C attached hereto.

         NOW, THEREFORE, in consideration of the covenants and conditions herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                          INCORPORATION AND DEFINITIONS

         1.1 INCORPORATION. The recitals set forth above, as well as the exhibits attached to this Lease, are hereby incorporated into this Lease in their entirety.

         1.2 DEFINITIONS. Any term defined in this Lease shall have the meaning ascribed to it herein, regardless of whether the usage of such term shall appear in the text hereof before or after the definition of the same.

                                    ARTICLE 2
                                 LEASE AND TERM

         2.1 LEASE OF THE PREMISES. Landlord hereby leases and demises the Premises to Tenant, and Tenant hereby hires and takes the Premises from Landlord, for Tenant's use, occupancy and benefit, as well as for the use, occupancy and benefit of Tenant's customers, employees, agents, invitees, subtenants, licensees and concessionaires, during the Term. Landlord hereby also grants to Tenant, for Tenant's benefit, as well as for the benefit of Tenant's customers, employees, agents, invitees, subtenants, licensees, concessionaires and suppliers, a non-exclusive, irrevocable license, coterminous with the Term, for the use of all of the Common Areas for their respective intended purposes (including, without limitation, for purposes of ingress to and egress from the Shopping

Center and the Premises and, with respect to the Parking Areas, the parking of motor vehicles), such use to be in common only with Landlord, the other tenants of the Shopping Center and their respective customers, employees, agents, invitees, subtenants, licensees, concessionaires and suppliers. Landlord hereby further grants to Tenant an irrevocable license, coterminous with the Term, for the installation, maintenance, repair, replacement, alteration, use and/or operation of telecommunications equipment, utilities and heating, ventilating and air conditioning ("HVAC") equipment on the roof of the Building, subject to governmental requirements and to Landlord's approval as to their location and manner of attachment thereto (such approval not to be unreasonably withheld or delayed). Landlord acknowledges that its grants of the foregoing irrevocable licenses are material inducements for Tenant to enter into this Lease and perform its obligations hereunder.

         2.2 PERMITTED USE. The Premises may be used and occupied for the operation of a health and fitness center between the hours of 6:00 a.m. and midnight (or such other hours as Tenant shall determine), seven (7) days a week (or such lesser number of days as Tenant shall determine), and Landlord shall permit Tenant to operate the Premises during all such hours and days, offering such fitness programs, recreational facilities and other services as Tenant may determine (which may include, but need not be limited to, a jogging track, racquetball courts, gymnasiums, jacuzzi, whirlpools, swimming pool, saunas, steam rooms, aerobics and/or floor exercise, free weights, exercise machinery and equipment and physical therapy and rehabilitative services) and the following uses as incidental thereto: massage, office space, child nursery facilities, a restaurant and/or snack/juice bar, retail sales activities (including, without limitation, the sale of vitamins and nutritional supplements) and other usual amenities found in a modern health club facility (collectively, the "PERMITTED USE"), it being understood and agreed that the foregoing list is illustrative and not exhaustive, and that Tenant shall not be obligated to offer each item on such list to its customers. Except for the Permitted Use, the Premises may not be used for any other purpose without the consent of Landlord, not to be unreasonably withheld or delayed.

         2.3 TERM. The initial term of this Lease shall be for a period of fifteen (15) years (the "INITIAL TERM"), unless sooner terminated in accordance with the terms of this Lease. This Lease shall commence on the later to occur (the "COMMENCEMENT DATE") of:

             (a) the date hereof;

             (b) the date upon which Tenant receives the Subordination, Non-Disturbance and Attornment Agreement required pursuant to Article 19 below; and

             (c) the date upon which Tenant receives confirmation that Landlord has terminated the existing lease with General Cinema Corporation.

and shall expire, unless sooner terminated in accordance with the terms of this Lease, at 11:59 PM on the date (the "EXPIRATION DATE") that is fifteen (15) years after the Rent Commencement Date, plus, if applicable, a sufficient number of additional days so that the Expiration Date shall occur on the last day of a calendar month. The Initial Term, together with all exercised Option Terms, are collectively called the "TERM". The first "LEASE YEAR" shall begin on the Rent Commencement Date and end twelve (12) months thereafter, plus, if applicable, a sufficient number of additional days so that the first Lease Year will end on the last day of a calendar month. Subsequent Lease Years shall mean each successive twelve (12) month period, or portion thereof, of the Term after the first Lease Year.

         2.4 OPTION TERMS. Tenant shall have the right to extend the Initial Term for three (3) additional periods of five (5) years each (respectively, the "FIRST OPTION TERM," "SECOND OPTION TERM," "THIRD OPTION TERM" and, collectively, the "OPTION TERMS"). Provided that Tenant is not then in default under the terms of this Lease (after the giving of notice of such default and the expiration of the applicable cure period), Tenant may exercise such extension right by delivering to Landlord written notice of Tenant's election to extend the Initial Term or the then Option Term (as the case may be) no later than six (6) months prior to the expiration of the Initial Term or the then Option Term (as the case may be). If Tenant fails to exercise its extension right for any Option Term, any subsequent extension rights shall lapse.

         2.5 RENT COMMENCEMENT DATE.

         (a) The "RENT COMMENCEMENT DATE" shall be the earlier to occur of:

             (i) the date upon which Tenant opens its doors for business to the general public (meaning the commencement of continuous, daily operation of a health club facility therein, and not merely the pre-selling of memberships, the giving of demonstrations or tours in connection therewith and/or the storage or calibration of equipment therein); and

             (ii) the date (the "WORK PERIOD EXPIRATION DATE") that is one hundred twenty (120) days after the later to occur of:

                  (x) the Commencement Date;

                  (y) the date (the "DELIVERY DATE") that is ten (10) days after the date upon which Landlord shall substantially complete Landlord's Work and give Tenant written notice thereof (the "DELIVERY NOTICE"); and

                  (z) the date upon which Tenant obtains all Permits necessary to complete Tenant's Work.

Landlord's Work shall be deemed to be "SUBSTANTIALLY COMPLETED" when the only work remaining to be performed are minor items of decoration, mechanical adjustment and the like, the non-completion of which shall not materially interfere with the performance of Tenant's Work in and to the Premises.

         (b) For purposes of determining when the Rent Commencement Date shall occur, the Work Period Expiration Date shall be deemed to be postponed by one day for each day, or fraction thereof, that the performance or completion of Tenant's Work shall be hindered or delayed by reason of force majeure.

Further, if, by the date that would otherwise be the Work Period Expiration Date, Tenant shall not have obtained final certificates of occupancy or compliance for the Premises (jointly, the "CERTIFICATES") as a result, in whole or in part, of Landlord's failure to complete any of Landlord's Work (including, without limitation, the completion of any work set forth in any Punch List); then, and in any such event, the Work Period Expiration Date shall be deemed to be postponed until all of such work shall be performed or completed and/or any such condition or circumstance shall be remedied or corrected, plus a reasonable period of time thereafter for Tenant to receive all of the Certificates. Additionally, Tenant shall have the right to demand that Landlord perform and complete all of such work, and/or remedy and correct any such condition and/or circumstance, at Landlord's sole cost and expense, whereupon Landlord shall promptly commence the performance of the same and thereafter pursue the same with diligence and continuity to completion. If Landlord shall fail to complete the same within a reasonable time after having been notified of the necessity thereof, Tenant shall have the right to perform and complete any or all of such work, and/or to remedy and correct any or all of such conditions and/or circumstances, for the account and at the expense of Landlord, in which event Tenant shall have the right to set-off all reasonable costs and expenses incurred against the Rent payments next due and owing hereunder.

                                    ARTICLE 3
                                      RENT

         3.1 RENT. Commencing on the Rent Commencement Date, and on the first day of each month thereafter during the Term, Tenant shall pay a fixed base rent ("BASE RENT") for the Premises in the amount set forth below:

                                ANNUAL RENT   ANNUAL
         LEASE YEAR                 PSF        RENT    MONTHLY RENT
-----------------------------   -----------  --------  ------------

           1 - 5                   $13.26    $331,500    $27,625.00

           6 - 10                  $14.26    $356,500    $29,708.33

          11 - 15                  $15.26    $381,500    $31,791.67

          16 - 20 (First
          Option Term)             $15.26    $381,500    $31,791.67

          21 - 25 (Second
          Option Term)             $16.26    $406,500    $33,875.00

          26 - 30 (Third
          Option Term)             $17.26    $431,500    $35,958.33

All other amounts that become due and payable to Landlord under this Lease shall be deemed to constitute additional rent ("ADDITIONAL RENT"). For purposes of this Lease, the Base Rent and the Additional Rent are sometimes collectively called the "RENT". The Rent for any partial month or other partial period during the Term shall be prorated based upon the actual number of days contained in such period.

         3.2 MEASUREMENT OF PREMISES AND MEMORANDUM. After the completion of Landlord's Work and Tenant's Work, either party shall have the right to have the Premises remeasured. If the parties cannot agree on such remeasurement, the parties shall mutually agree upon an architect whose decision shall be binding. If such measurement (from the outside face of any exterior walls of the Building and from the center line of walls shared with other premises, with the Common Areas and with other non-leaseable areas) is different from twenty-five thousand (25,000) square feet (which is the square foot area upon which the Base Rent figures set forth in Section 3.1 above, the Tenant's Proportionate Share figure set forth in Section 4.4 below and the Landlord Contribution amount set forth in
Section 18.1 below were all based), then the Base Rent, Tenant's Proportionate Share and the Landlord Contribution shall each be deemed to be adjusted to conform to said measurement for all purposes of this Lease. Regardless of whether such an adjustment is required to be made, Landlord and Tenant shall, not later than thirty (30) days after the prior written request of either of them, execute a Memorandum of Lease Commencement setting forth the following items (each of which shall be calculated in accordance with the terms of this Lease):

             (a) the Rent Commencement Date;

             (b) the actual square foot area of the Premises;

             (c) the Base Rent payments for the Initial Term and the Option
         Terms;

             (d) Tenant's Proportionate Share as of such date; and

             (e) the amount of the Landlord Contribution.

For purposes of this Lease, it is hereby understood and agreed that no mezzanine area shall be included in the leaseable square footage of the Premises, and there shall be no Rent payable for any such mezzanine area.

         3.3 PAYMENT OF RENT. The Base Rent shall be paid to Landlord in equal monthly installments, in advance, in lawful money of the United States of America. Tenant shall pay each installment on account of Base Rent to Landlord on or before the first day of the month for which the same is due, without demand, deduction, or set-off (except as otherwise set forth herein), at such place as Landlord, from time to time, may designate in writing to Tenant. In the absence of such designation, Base Rent shall be paid at the place identified herein for notices to Landlord.

         3.4 LATE PAYMENT. If Tenant shall fail to pay any Rent payment when the same is due and payable, such unpaid amount shall bear interest from the due date thereof (after notice and applicable grace periods) to the date of payment at the rate of four percent (4%) over the "prime rate" per annum announced by First Chicago/NBD Bank (or its successor) as of the date of default, twelve percent (12%) per annum, or the maximum legal rate, whichever is lower ("DEFAULT INTEREST RATE"). In addition, Tenant shall pay, as Additional Rent, a fee of Three Hundred and No/100 Dollars ($300.00) for the processing of such late payment if not received by Landlord within five (5) days after notice that the same is due.

                                    ARTICLE 4
                               OPERATING EXPENSES

         4.1 OPERATING EXPENSES.

         (a) "OPERATING EXPENSES" means all costs incurred and paid by Landlord for each calendar year during the Term, from and after the calendar year in which the Rent Commencement Date shall occur, for:

             (i) maintaining, repairing, operating, lighting, cleaning, painting, landscaping, securing and insuring the exterior Common Areas (including, without limitation, all Parking Areas), but specifically excluding any and all interior Common Areas; and

             (ii) paying all Taxes that are levied, charged, or assessed against the Shopping Center by any lawful taxing authority.

         (b) Anything contained in Section 4.1(a) above or elsewhere in this Lease to the contrary notwithstanding:

             (i) wages, unemployment insurance payments, social security taxes and other employee-related expenses of Landlord's employees shall be included in Operating Expenses only for those employees who are below the level of property manager and who perform services with respect to the Shopping Center (the foregoing expenses with respect to any employee who provides services with respect to the Shopping Center, along with other facilities, shall be included only to the extent of the portion of such expenses that is equitably allocable to the Shopping Center based upon objective criteria reasonably established by Landlord); and

             (ii) there shall be excluded from Operating Expenses:

                  (A) depreciation of any improvement or other item whatsoever;

                  (B) interest on, amortization of and all other costs and
             expenses (including without limitation, brokerage commissions, points, commitment fees, title charges, recording charges, taxes and the like) related to any mortgage or deed of trust encumbering the Shopping Center or any portion thereof;

                  (C) the costs of all repairs, improvements and/or
             replacements, as well as the purchase or leasing of any machinery, equipment, vehicles, supplies, or the like, that, under generally accepted accounting principles consistently applied, are required to be capitalized on the books and records of Landlord (collectively

             "CAPITAL ITEMS"), except as specifically provided otherwise in
             Section 4.1(c) below;

                  (D) costs of alterations, maintenance and repairs to premises of other tenants (including, without limitation, any permit, license and/or inspection fees) and/or the cost of relocating tenants;

                  (E) costs incurred directly or indirectly in connection with the acquisition of the Land, the construction of the Shopping Center (including, without limitation, the Common Areas), the remodeling or rehabilitation of the Shopping Center (including, without limitation, all or any portion of the Common Areas), the acquisition of any additional land and/or the construction or installation of any additional buildings or other improvements at the Shopping Center (including, without limitation, on any such additional land);

                  (F) the direct and indirect costs and expenses of furnishing any service or facility that is provided to, or available for the use of, one or more tenants (whether or not for a specific charge thereto), but not provided to Tenant;

                  (G) real estate brokerage and leasing commissions and expenses such as advertising;

                  (H) repairs or other work occasioned by a casualty or
             condemnation;

                  (I) legal expenses (including, without limitation, any costs attributable, directly or indirectly, to entering into leases or other agreements with, enforcing leases or other agreements against, or otherwise related to disputes with any actual or prospective tenant or other occupant of the Shopping Center);

                  (J) costs incurred for, or in connection with, the creation or augmentation of any contingency fund, reserve fund, sinking fund, or other fund or reserve for any purpose (including, without limitation, any reserve fund for bad debts or rent loss);

                  (K) any cost or expense for which Landlord has been reimbursed by any tenant or tenants, by insurance proceeds, by condemnation awards and/or damages, or from any other source, except for any cost or expense reimbursed to Landlord solely through the payment by other tenants of the Shopping Center of their pro-rata contributions toward Operating Expenses pursuant to provisions of similar import to this Article 4;

                  (L) franchise, income and other such taxes;

                  (M) space planner or architect fees related to the
             construction or remodeling of tenants' space within the Shopping Center;

                  (N) costs incurred for the correction of any defects in the design, workmanship and/or construction of the Shopping Center (including, without limitation, the Common Areas), or any subsequent improvement constructed or installation made with respect to the same, the need for which is discovered within one
             (1) year after the substantial completion of the same or covered (whenever incurred) by any manufacturer's or installer's warranty;

                  (O) costs of repairs or other work necessitated by the
             negligence or willful misconduct of Landlord, its agents, contractors, or employees;

                  (P) costs of "clean up", remediation, or removal from the
             Shopping Center of any hazardous substance or material;

                  (Q) costs of insurance maintained on any rentable space in the
             Shopping Center, whether occupied or vacant;

                  (R) the cost of any increased insurance premiums resulting from the nature or manner of the use of premises by any tenant or occupant of the Shopping Center and/or any alterations or improvements made thereby;

                  (S) any bad debt loss or rent loss;

                  (T) costs of rendering any portion of the Shopping Center
             (including, without limitation, the Common Areas) in compliance with any applicable law (including, without limitation, the Americans with Disabilities Act ("ADA") and other similar laws), to the extent that the same shall not be in compliance therewith as of the Delivery Date;

                  (U) costs associated with achieving Year 2000 Compliance;

                  (V) any wages, fringe benefits and/or other compensation paid by Landlord to any clerk, attendant, or other person in a commercial concession (if any) operated by Landlord or any affiliate of Landlord;

                  (W) any costs or expenses for sculpture, paintings, or other works of art (including, without limitation, with respect to the purchase, ownership, leasing, insuring, repair and/or maintenance of such works of art);

                  (X) costs related to the formation of Landlord (if Landlord is other than an individual), costs associated with any internal matters of Landlord (including, without limitation, the preparation of tax returns and financial statements and the gathering of data relating thereto, the defense of any lawsuits, the participation in any disputes and/or the selling, syndicating, financing, mortgaging and/or hypothecating of any of Landlord's interest in the Shopping Center) and any other costs associated with the operation of the business of the entity that constitutes Landlord (including, without limitation, Landlord's general overhead) as distinguished from the costs and expenses of operating the Shopping Center; and

                  (Y) any other cost or expense that, under generally accepted accounting principles, consistently applied, would not be considered to be an "operating expense" of the Shopping Center.

All management, administrative and other like fees and costs included in Operating Expenses shall be at market rates, regardless of whether payable to Landlord or to a third party. In no event, however, may the aggregate amount of such fees and costs included in Operating Expenses for any calendar year exceed ten percent (10%) of the other Operating Expenses for such calendar year, determined net of Taxes and insurance premiums.

         (c) If, and to the extent that, any Capital Item either:

             (i) must be made, purchased, or leased by Landlord in order to comply with any legal requirement(s) applicable to Landlord and/or the Shopping Center; or

             (ii) is such that, at the time in question, Landlord reasonably estimates that the making, purchase, or leasing of the same will result in the avoidance of, or savings in, one or more other items of Operating Expenses, then the cost of such Capital Item shall be amortized on a straight line basis over the useful life thereof in accordance with generally accepted accounting principles consistently applied, the Internal Revenue Code of 1984, as amended (the "IRC") and the regulations promulgated under the IRC. The Operating Expenses for each year of such useful life shall include only that portion of the cost of such Capital Item so amortized during such year, and, with respect to Capital Items of the nature described in subsection (ii) above, only to the extent of any actual avoidance of, or savings in, Operating Expenses as a result of the making, purchase, or leasing of such Capital Item.

         (d) Landlord shall use all reasonable efforts to control the amount of Operating Expenses for each calendar year. Without intention to limit the generality of the foregoing in any respect, Landlord shall not be permitted to recover more than the actual out-of-pocket costs and expenses incurred by Landlord for those items included in Operating Expenses and for which the tenants at the Shopping Center share pro-rata, plus the administrative and/or management fee referred to in subsection (b) above. To the extent that the cost or expense incurred by Landlord for a product or service, otherwise properly includable in Operating Expenses, shall be greater than the generally prevailing cost or expense for such product or service in the area in which the Shopping Center is located, only the amount of such generally prevailing cost or expense shall be included in Operating Expenses for purposes of this Lease. There shall be no duplications of any item(s) included in Operating Expenses.

         4.2 COMMON AREAS.

         The term "COMMON AREAS" means those portions of the Shopping Center now or hereafter intended for the common use of all tenants thereof (including, without limitation, all parking areas now existing, or hereafter constructed, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lighting facilities and the like at the Shopping Center), EXCLUDING, HOWEVER, space designed for rental or commercial purposes (or otherwise for the exclusive use of any tenant), as the same may exist from time to time, as well as streets and alleys maintained by a public authority. The term "PARKING AREAS" means those portions of the Common Areas intended for use as parking areas, whether now existing or hereafter made available for such use (including, without limitation, those areas designated on the Site Plan as being parking areas). Landlord reserves the right to change, from time to time, the dimensions and location of the Common Areas, as well as the dimensions, identity and type of any buildings in the Shopping Center, SUBJECT, HOWEVER, to the applicable provisions of this Lease (including, without limitation, Section 6.2 hereof).

         4.3 TAXES.

         (a) The term "TAXES" means all real estate taxes, special or extraordinary assessments, or other governmental levies that accrue, during any calendar year, against the Land, the buildings and/or the equipment constituting the Shopping Center, or any similar tax imposed in lieu of such real estate taxes. Landlord's reasonable expenditures for attorneys' fees, appraisers' fees and experts' fees incurred by Landlord in any calendar year in an attempt to minimize Taxes shall be included in the definition of Taxes to be paid pursuant to the terms of this Article 4 to the extent of any actual reduction in Taxes. However, anything contained in this Section 4.3 or elsewhere in this Lease to the contrary notwithstanding, there shall be excluded from Taxes:

             (i) any increase in the amount of Taxes caused by a "change of ownership" (as defined in the law under which reassessment or real estate tax increase results) or otherwise, resulting directly or indirectly from a transfer of all or a portion of Landlord's interest in the Shopping Center;

             (ii) any increase in the amount of Taxes caused by the creation of additional rentable area at the Shopping Center, or resulting from any construction, improvements, alterations, or replacements made by Landlord or by, or on behalf of, any other tenant except the approximate 6,500 square feet of small tenant space which Landlord is constructing adjacent to the Premises;

             (iii) any franchise, income, corporate, profit, estate, inheritance, succession, gift, transfer, mortgage, recording and other such taxes, together with any other capital levies, that are, or may be, imposed upon Landlord, the Shopping Center, or any revenue derived therefrom;

             (iv) any penalties and/or interest for the late payment of any taxes, assessments, or levies; and

             (v) any impact fees, hook-up fees and other similar charges which shall be Landlord's responsibility.

In the event that any real estate taxes, special or extraordinary assessments and/or other governmental levies shall be payable, or shall be subject to conversion so that the same may be payable, in annual or other periodic installments, Landlord shall elect to pay the same in such installments over the longest period available, and there shall be included in Taxes hereunder, with respect to each calendar year or other period in which such an installment shall be payable, only the amount of such installment (together with any interest charged by the taxing authority for the privilege of paying in installments).

         (b) The term "TAX YEAR" means the fiscal year used by the taxing authorities where the Shopping Center is located. Taxes for any calendar year not coinciding with a Tax Year shall be prorated based upon the actual number of days Tenant is in possession of the Premises and is obligated to pay Rent pursuant to the terms of this Lease.

         (c) The meaning of "ACCRUE" to define the amount of the Taxes to be included in the Operating Expenses payable by Tenant pursuant to this Article 4 for a particular calendar year is illustrated by the following example. If:

             (i) the Rent Commencement Date is October 1st;

             (ii) the applicable Tax Year is the fiscal year commencing on July 1st,

then the amount of Taxes to be included in Operating Expenses for the calendar year in which the Rent Commencement Date occurs will be 92/365ths of the Taxes for the then current Tax Year.

         4.4 TENANT'S PROPORTIONATE SHARE. "TENANT'S PROPORTIONATE SHARE" means a fraction, the numerator of which shall be the leaseable square foot area of the Premises and the denominator of which shall be the leaseable square foot area of the Shopping Center, PROVIDED, HOWEVER, that:

             (a) if the real estate tax lot or parcel on which the Building is located does not include the entire Shopping Center, then, for purposes of determining Tenant's contribution toward the payment of Taxes only, "TENANT'S PROPORTIONATE SHARE" shall mean a fraction, the numerator of which shall be the leaseable square foot area of the Premises and the denominator of which shall be the leaseable square foot area of the buildings located on the real estate tax lot or parcel on which the Building is located; and

             (b) if any tenant or tenants in the Shopping Center pay Taxes directly to the taxing authority and/or provide insurance, operational services and/or maintenance services to such tenant's or tenants' premises (but not to any portion of the Common Areas), then, in lieu of Tenant's payment of a share of such Taxes and/or the cost of such services (as the case may be), the floor area(s) of such tenant's or tenants' premises shall be deducted from the denominator in the calculation of Tenant's Proportionate Share for determining Tenant's pro rata contribution toward such Taxes and/or costs (as the case may be).

As of the date of this Lease, Landlord represents that Tenant's Proportionate Share is 24%.

         4.5 PAYMENT OF OPERATING EXPENSES.

         (a) Commencing on the first day of the calendar month occurring after the Rent Commencement Date, Tenant shall pay to Landlord, in equal monthly installments, Tenant's Proportionate Share of Landlord's reasonable estimate of the Operating Expenses for the then calendar year, which estimate shall not exceed one hundred and three percent (103%) of the previous calendar year's Operating Expenses exclusive of the cost of security and snow removal. Each installment becoming due to Landlord under this Section 4.5(a) shall be payable as Additional Rent, in the same manner and at the same place as the corresponding installment of Base Rent is payable under this Lease, without demand, deduction, or set-off (except as otherwise set forth in this Lease). Landlord estimates that Tenant's Proportionate Share of Operating Expenses shall be $2.51 for the first Lease Year.

         (b) Within sixty (60) days after the end of each calendar year during the Term (including, without limitation, the calendar year in which the Expiration Date occurs), Landlord shall furnish Tenant with a written statement, certified by an officer of Landlord, setting forth:

             (i) the actual amount of the Operating Expenses incurred by Landlord for such calendar year;

             (ii) a reasonably detailed breakdown of such Operating Expenses on a budget line by budget line basis;

             (iii) a statement as to the leaseable areas of the Shopping Center upon which Tenant's Proportionate Share is based;

             (iv) the amount of Tenant's Proportionate Share of such Operating Expenses;

             (v) the aggregate amount of the installments paid by Tenant pursuant to Section 4.5(a) above during such calendar year;

             (vi) the amount of any overpayment to be credited to Tenant or any deficiency payable to Landlord; and

             (vii) the amount of Landlord's reasonable estimate of the Operating Expenses for the then current calendar year, which estimate shall be made subject to the limitations set forth in Section 4.5(a) above and which estimate may be provided prior to the end of each calendar year.

Each such statement (an "OPERATING EXPENSE STATEMENT") shall be accompanied by a copy of the real estate tax bill(s) covering, in whole or in part, the calendar year in question. Tenant shall remit the amount of any deficiency to Landlord within thirty (30) days after receipt of the Operating Expense Statement. Landlord shall apply any surplus to payments next falling due from Tenant under this Article 4 or, with respect to the last year of the Term, shall refund such surplus to Tenant simultaneously with the delivery of such Operating Expense Statement.

         (c) Pending Tenant's receipt of an Operating Expense Statement after the beginning of a calendar year, Tenant shall continue to make the payments set forth in Section 4.5(a) above, on an interim basis, in the same amount as during the preceding calendar year. If, in such Operating Expense Statement (when ultimately received), Landlord's reasonable estimate of the Operating

Expenses for the then current calendar year shall be greater than Landlord's estimate upon which such interim payments had been based, then, commencing on the first day of the month that shall be more than thirty (30) days after Tenant shall have received such Operating Expense Statement, Tenant shall pay, in addition to and concurrently with Tenant's other payment required by Section 4.5(a) above, Tenant's Proportionate Share of the excess divided by the number of months remaining in the calendar year. If Landlord's reasonable estimate of the Operating Costs for the then current calendar year shall be less than Landlord's estimate upon which such interim payments had been based, then Tenant shall be entitled to credit the amount of the resultant overpayment against the subsequent payments required by this Section, in similar fashion as if there were an underpayment.


         (d) In the event that Landlord shall receive any refund, rebate, reimbursement, or recovery with respect to any item previously included in Operating Expenses as to which Tenant shall have been assessed Tenant's Proportionate Share thereof (including, without limitation, any refund of Taxes obtained by reason of a reduction in the assessed valuation of the Shopping Center or in the tax rate in effect during any Tax Year), Landlord shall promptly refund to Tenant an amount equal to Tenant's Proportionate Share of the amount of such refund, rebate, reimbursement, or recovery, after first deducting therefrom all reasonable costs and expenses incurred by Landlord in obtaining the same (excluding attorneys' fees, appraisers' fees and experts' fees incurred by Landlord in an attempt to minimize Taxes, to the extent that such costs and expenses were included in Taxes pursuant to Section 4.3(a) above).

         (e) Landlord's and Tenant's rights and obligations under this Section
4.5 shall survive the expiration of the Term.

         4.6 LANDLORD'S BOOKS AND RECORDS. Landlord shall keep complete and accurate books and records, showing all Operating Expenses in accordance with generally accepted accounting practices consistently applied, which books and records shall be maintained on a year-to-year basis and shall be kept for a period of not less than three (3) years after the expiration of the calendar year in question. Tenant shall have the right to dispute in writing any specific item or items on any Operating Expense Statement(s) submitted by Landlord to Tenant pursuant to Section 4.5(b) above. If Tenant shall dispute in writing any such item or items, the parties shall exercise their reasonable good faith efforts to settle such dispute within ninety (90) days following Tenant's notice. Landlord shall reimburse to Tenant all or any part (as the case may be) of such disputed amount determined to be due and owing to Tenant, together with interest thereon at the Default Interest Rate. Upon Tenant's written request, Landlord shall forward to Tenant photocopies of any requested receipts or other back-up items relating to any specific item or items of Operating Expenses disputed by Tenant. Tenant shall have the further right to audit, or to have audited, the bookkeeping and calculation of Landlord's charges to Tenant on account of Operating Expenses (at Tenant's election, either with respect to specific item(s) or generally). Landlord shall cooperate, and shall cause its agents, employees and contractors (including, without limitation, any managing agent of the Shopping Center) to cooperate, in good faith and in all reasonable respects with Tenant and (if applicable) Tenant's designated representative(s) in connection with any such audit. In the event that Tenant's audit discloses discrepancies, the appropriate adjustments shall be made. If such discrepancies are in excess of three percent (3%) of the annual billing to Tenant for such charges, Landlord shall also reimburse Tenant for its actual out-of-pocket costs of such audit. Landlord's and Tenant's rights and obligations under this Section
4.6 shall survive the expiration of the Term.

         4.7 PERSONAL PROPERTY TAX. Tenant shall pay in a timely manner personal property taxes on any personal property owned or possessed by Tenant that is located in the Premises.

                                    ARTICLE 5
                                 TITLE INSURANCE

         5.1 TITLE INSURANCE POLICY. It shall be a condition precedent to Tenant's obligations under this Lease that Tenant receive, not later than fifteen (15) days after the date of this Lease, a title insurance policy, a marked-up title insurance binder, or other similar confirmation from Chicago Title Insurance Company, evidencing that ALTA extended coverage leasehold title insurance has been issued in Tenant's favor in an amount of at least $2,000,000, insuring fee simple title to the Shopping Center in Landlord and Tenant's leasehold interest in the Premises subject only to those exceptions described on EXHIBIT D attached hereto (the "PERMITTED EXCEPTIONS"), together with either:

             (a) an endorsement insuring that no other parties, except Landlord, has rights in and to the Premises; or

             (b) the deletion from the standard title exceptions of parties in possession pursuant to unrecorded leases.

Each party shall execute and promptly return to the title company any documents that are reasonably required by the title company in connection with the issuance of such a policy, binder, or confirmation (as the case may be, the "TITLE POLICY"). Tenant shall be responsible for the payment, in a timely fashion, of all amounts necessary to obtain the Title Policy (including, without limitation, the cost of title insurance premiums and any endorsements thereto requested by Tenant). If Tenant has not received the Title Policy within fifteen
(15) days after the date of this Lease (other than solely by reason of Tenant's failure or refusal to pay the foregoing costs and expenses), Tenant shall be entitled, in its sole discretion, to either:

             (i) terminate this Lease by giving written notice thereof to Landlord at any time thereafter (but prior to Tenant's receipt of the Title Policy), in which event:

                  (x) Tenant shall have no further obligations under this Lease;
             and

                  (y) Landlord shall reimburse Tenant, within fifteen (15) days after Tenant's written demand, for all costs and expenses (including, without limitation, all reasonable architectural, engineering and legal fees) incurred by Tenant in planning Tenant's leasehold improvements, as well as in negotiating and documenting this Lease; or

             (ii) waive, or extend the time for completion of, such condition precedent, but nevertheless shall be deemed to reserve the right to avail itself of any and all other rights and remedies available to Tenant under this Lease, at law, or in equity.

                                    ARTICLE 6
                              LANDLORD'S AGREEMENTS

         6.1 LANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) Landlord represents and warrants to Tenant that the following are true and correct as of the date of this Lease, and shall continue to be true and correct as of the Delivery Date, as well as covenants with Tenant as follows:

             (i) Landlord is a joint venture duly organized, validly existing and in good standing under the laws of the State of Texas. Landlord has the requisite power to own and lease the Shopping Center, including, without limitation, the Common Areas (including, without limitation, the Parking Areas) and the Premises, and to carry on its business as and where presently conducted.

             (ii) Landlord has the full right, power and lawful authority to enter into this Lease, to lease the Premises to Tenant and to perform all of Landlord's obligations hereunder. All proceedings required by, or on the part of, Landlord and/or its principals to authorize Landlord to execute, deliver and carry out this Lease have been duly and properly taken. This Lease constitutes a legal, valid, binding and enforceable obligation of Landlord.

             (iii) The execution and delivery of this Lease by Landlord, and Landlord's compliance with its terms and consummation of the transactions contemplated hereby, will not violate, conflict with, or result in a breach of any provisions of the joint venture agreement of Landlord, or constitute a default, require third party consent that has not been obtained by Landlord, or result in the creation of a lien or a right of acceleration under, or otherwise result in a breach or violation of, any contract, commitment, indenture, mortgage, easement, restriction, covenant, note, bond, license, lease, deed of trust, or other instrument or obligation, or any judgment, order, or decree of any court, administrative agency, or other governmental authority, to which Landlord or any of its principals is a party or by which the Shopping Center (including, without limitation, the Premises) may otherwise be bound. There are no reciprocal easement or other agreements that could affect Tenant's rights under this Lease.

             (iv) Landlord has insurable fee simple title to the Shopping Center (including, without limitation, the Premises, the Common Areas and the Parking Areas), free and clear of all liens, claims, encumbrances and tenancies, except the Permitted Exceptions.

             (v) All Taxes on the Shopping Center are current and paid, and Landlord has received no written notice from any taxing authority, and has no actual knowledge, of any special charges, impact fees, or assessments levied, or proposed to be levied, against the Shopping Center or any part thereof other than a stormwater assessment fee which is billed monthly as part of utility charges.

             (vi) The Shopping Center is currently in compliance with all ordinances, rules, regulations and restrictions governing the present uses of the Shopping Center. The Premises are zoned for general business by the Town of Pineville, North Carolina, which allows the Premises to be used for the Permitted Use. Landlord has no knowledge of any fact, action, or proceeding, whether actual, pending, or threatened, that could result in a modification or termination of such zoning classification, ordinances, regulations, or restrictions. Landlord has complied, and shall continue to comply, to the best of Landlord's actual knowledge, with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Shopping Center (including, without limitation, the Building and the Common Areas) as required by the governing bodies having jurisdiction over the Shopping Center. Landlord has received no notice, and has no actual knowledge, that the Shopping Center or the Building violates any applicable zoning ordinance, fire regulation, building code, health code, or other governmental ordinances, orders, or restrictions. Landlord shall cause the Shopping Center (including, without limitation, the Common Areas and the exterior of the Building), as well as the operation and maintenance thereof, to comply with all applicable zoning ordinances, fire regulations, building codes, health codes, the ADA and all other applicable governmental ordinances, orders, or restrictions. Further, Landlord shall, if Tenant's rights under this Lease could be adversely affected, maintain and keep all covenants, restrictions and other agreements of record affecting the Shopping Center or any portion thereof free from any default.

             (vii) Except as described in this Lease, there are no agreements with any municipality, governmental unit, or subdivision relating to the Shopping Center or the Building that could result in any increased Operating Expense.

             (viii) There is no pending or, to the best of Landlord's knowledge, threatened condemnation or similar proceeding affecting the Shopping Center or any part thereof (including, without limitation, the Building and/or any of the Common Areas), and Landlord is not aware of any facts or circumstances that might result in such a suit or other proceedings.

             (ix) The Premises have a floor load capacity of not less than 100 lbs. per square foot live load.

         (b) In the event that:

             (i) any of the representations and warranties contained in Section 6.1(a) or elsewhere in this Lease is not true and correct as of the applicable date or dates with respect thereto; or

             (ii) any of the covenants contained in Section 6.1(a) is breached,

then, and in either such event, Tenant may, in its sole discretion, after ten
(10) days' notice to Landlord and, in the event of a breach of covenant only and then except in an emergency, after thirty (30) days for Landlord to cure (or such longer cure period as may be reasonable under the circumstances, provided that Landlord commences such cure within such thirty (30) day period and diligently prosecutes the same to completion) pursue Tenant's remedies at law or equity, including, without limitation, the right to injunctive relief, cumulatively or alternatively, singularly or in combination.

         6.2 PARKING AND COMMON AREAS.

         (a) Landlord represents and warrants to Tenant that there are currently approximately seven hundred (700) parking spaces in the Parking Areas, all of which are non-designated or non-restricted as to use (other than as required under the ADA or similar law) and all of which are and will be available for parking by customers, employees and other invitees of all tenants of the Shopping Center. Landlord further represents and warrants to Tenant that the Parking Areas are subject only to the agreements (if any) contained in the Permitted Exceptions.

         (b) Notwithstanding anything to the contrary contained in Section 4.2 above or elsewhere in this Lease, Landlord covenants that:

             (i) none of the parking lot configuration within the area delineated on the Site Plan as the "Bally Primary Parking Area", traffic patterns (both vehicular and pedestrian), rights to egress, rights to ingress, curbs, driveways and walkways shall be reconfigured, reconstructed, redirected, or altered without Tenant's prior written consent (including, without limitation, changing the size of any parking spaces);

             (ii) the visibility of the Premises and Tenant's signage from the surrounding streets shall not be impaired by any building or sign located within the Shopping Center, or otherwise constructed within the Shopping Center, that do not presently exist or that are not shown on the Site Plan;

             (iii) Landlord shall not grant any "exclusive parking" or "designated parking" rights in or to any portion of the Parking Areas, or otherwise restrict the use of any portion of the parking area by Tenant's customers, employees, agents, invitees, subtenants, licensees, concessionaires and suppliers, except as may be required under the ADA or similar law and/or, if Landlord shall so elect, for the restriction of parking by employees of the tenants, subtenants, licensees and concessionaires of the Shopping Center (including, without limitation, Tenant) to a designated area or areas on a non-discriminatory basis as between each of such employees;

             (iv) Landlord shall not grant any easements of any nature whatsoever directly in front of the Premises (excluding, however, underground utility and other similar easements that do not affect the use of the encumbered portions of the Common Areas for their intended purposes and/or access to the Premises), or designate any portion of the Parking Areas located directly in front of the Premises for employee parking pursuant to Subsection (iii) above or otherwise;

             (v) Landlord shall not establish, charge, or collect any fee or charge of any nature whatsoever for the use of the Parking Areas or any portion thereof (other than through Operating Expenses payable by Tenant pursuant to the provisions of Article 4 of this Lease and by other tenants of the Shopping Center pursuant to any corresponding provisions of their respective leases); and

             (vi) Other than a freestanding one-story building along the Highway 51 frontage of the Shopping Center as delineated on the Site Plan as "Future Building Area", there shall be no material change to the Site Plan (including, without limitation, the construction and/or installation of any additional stores, shops, buildings, outlots, developments, or improvements (including, without limitation, signs and kiosks) in the Shopping Center) without Tenant's prior written consent, which consent shall not be unreasonably withheld provided that:

                  (x) the proposed change shall not result in a reduction in the number of parking spaces in the Parking Areas below 700 or in a material decrease in the parking ratio with respect to the Shopping Center;

                  (y) in Tenant's reasonable judgment, the proposed change would not materially adversely affect access to and egress from the Premises and the Parking Areas, the visibility of the Premises and/or Tenant's signage, or Tenant's business operations at the Premises; and

                  (z) the proposed change is not to be made, in whole or in
             part, to any portion of those areas identified on the Site Plan as the "No Build" areas.

         (c) Landlord acknowledges that the covenants contained in this Section are among the material inducements to Tenant's entering into this Lease, and that any breach thereof by Landlord would be a material breach of this Lease for which monetary damages would not be adequate. In recognition thereof, in the event of any such breach, Tenant shall be entitled (after written notice to Landlord specifying the breach and if Landlord does not cure such breach within thirty (30) days thereafter, or such longer cure period as may be reasonable under the circumstances, provided that Landlord commences such cure within such thirty (30) day period and diligently prosecutes the same to completion), to all rights and remedies available to it at law or in equity (including, without limitation, obtaining injunctive relief forever restraining such breach by Landlord) and to recover from Landlord all of Tenant's costs, expenses and reasonable attorneys' fees incurred in connection with enforcing this Section.

         6.3 EXCLUSIVITY.

         (a) During the entire Term (including, without limitation, during any renewal terms or extension periods, whether or not specifically provided for in this Lease), Tenant shall have the exclusive right to operate a health and fitness center at the Shopping Center. Without limiting the generality of the foregoing in any respect, Landlord shall not enter into any new lease for space in the Shopping Center, modify any existing lease and/or give its consent for, or permit, any other tenant in the Shopping Center to use its premises for a martial arts studio, a weight-reducing salon, or a health and fitness center, any of which offers services and/or activities such as those non-incidental services and/or activities described in the Permitted Use. Landlord further represents and warrants to Tenant that the only leases heretofore entered into by Landlord for spaces in the Shopping Center, and that are in effect or pending commencement as of the date hereof, contain specific permitted use provisions that do not permit the premises demised thereunder to be used for any of the aforesaid uses. If, in derogation of its lease of space in the Shopping Center (whether now existing or hereafter entered into), any tenant uses all or any portion of its premises for a use described above, Landlord shall, upon Tenant's written request and at Landlord's sole cost and expense, diligently pursue in good faith any and all remedies available to Landlord (including, without limitation, the commencement and prosecution to final judgment of suitable legal or equitable proceedings) to cause the termination of such use.

         (b) In the event of a breach of the provisions of this Section 6.3 by Landlord, or a breach of the representation and warranty made by Landlord herein, Tenant may, in its sole discretion, if Landlord fails to cure such default within five (5) days after notice from Tenant:

             (i) terminate this Lease and receive from Landlord an amount equal to the unamortized cost (as set forth in Tenant's books and records) of Tenant's Work and any subsequent Alterations;

             (ii) reduce the Rent payable under this Lease to One Dollar ($1.00) per month; and/or

             (iii) have all other rights and remedies available to it at law or in equity (including, without limitation, the right of injunction).

                                    ARTICLE 7
                USE OF THE PREMISES AND THE COMMON AREAS; SIGNAGE

         7.1 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying the Rent and all other amounts herein provided, and upon performing all of its obligations under the Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Common Areas, including the Parking Areas.

         7.2 COMPLIANCE WITH LAWS.

         (a) Tenant, at its expense, shall promptly comply with all applicable laws and ordinances, as well as all applicable requirements of the various governmental departments and subdivisions having jurisdiction over the operation of Tenant's business at the Premises. Tenant may, at its expense (and, if necessary, in the name of Landlord), contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any mandate of the nature described above, and Landlord shall cooperate with Tenant in such proceedings. Notwithstanding anything to the contrary provided in this subsection (a) or elsewhere in this Lease, Tenant shall not be obligated to comply with any such mandate during the pendency of such contest, provided that such non-compliance shall neither place Landlord, or any agent, servant, or employee thereof, in imminent jeopardy of prosecution for a crime nor place the Shopping Center, or any part thereof (including, without limitation, the Premises), in imminent jeopardy of being condemned or vacated.

         (b) Landlord, at its expense, shall promptly comply with all applicable laws and ordinances, as well as all requirements of Landlord's policies of insurance at any time in force and all applicable requirements of the various governmental departments and subdivisions having jurisdiction over the Shopping Center and those parts of the Premises for which Landlord has responsibility hereunder. Landlord may, at its expense, contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Shopping Center (including, without limitation, the Premises), of any mandate of the nature described above, and Tenant shall cooperate with Landlord in such proceedings. Notwithstanding anything to the contrary provided in this subsection (b) or elsewhere in this Lease, Landlord shall not be obligated to comply with any such mandate during the pendency of such contest, provided that such non-compliance shall neither place Tenant, or any agent, servant, or employee thereof, in imminent jeopardy of prosecution for a crime nor place the Shopping Center, or any part thereof (including, without limitation, the Premises), in imminent jeopardy of being condemned or vacated.

         7.3 COVENANT AGAINST WASTE. Tenant shall not commit any waste to the Premises or permit any overloading of the floors of the Premises.

         7.4 EXTERIOR SIGNS. Tenant shall have the right to attach its signs to the exterior elevations of the Premises at any time from and after the date hereof. In addition, from and after the date hereof, Tenant shall have the right to install its signs at any other location on the Building or at the Shopping Center (including any pylon or monument signs) as delineated on the Site Plan. Attached hereto as EXHIBIT E is the Sign Plan for the Premises and for any pylon or monument signs (indicating the design, dimension and location of Tenant's signs), which is hereby approved by Landlord. If EXHIBIT E does not include all possible signs that Tenant may install pursuant to applicable law, Tenant shall have the right, subject to Landlord's prior written consent which shall not be unreasonably withheld or delayed, to place additional written signs on the Building and at such other locations as other tenants of the Shopping Center display their respective signs (exclusive of buildings containing signage only of tenants located therein), including, without limitation, on any monument and/or pylon signs that currently exist or may hereafter be erected at the Shopping Center, all of which shall have the maximum size permitted by applicable code and, with respect to such other locations where other tenants are permitted to display their signs, having a size and prominence at least commensurate with the size of the Premises when compared to the size of the premises occupied by such other tenants. Further, from and after the date hereof, Landlord shall appropriately include the Premises on all maps, directories and/or directional aids situated in the Common Areas (including, without limitation, in the Parking Areas) on which the locations of two or more other tenants' premises are noted, each of which listings of Tenant shall have a size and prominence at least commensurate with the size of the Premises when compared to the size of the premises occupied by such other listed tenants. Landlord shall cooperate with Tenant in obtaining variances, if necessary, in connection with Tenant's signage. All signs must be erected in conformity with city ordinances and other governmental agency requirements. Tenant shall provide panels for such sign and shall be responsible for the maintenance thereof. Notwithstanding anything to the contrary contained herein, during the Term, Landlord shall not alter the position, location, dimensions, visibility or prominence (relative to other tenants) of Tenant's signage in the Shopping Center.

         7.5 UTILITIES. From and after the Rent Commencement Date, Tenant shall pay directly to the service provider for all charges for gas, water, electricity, light power, telephone, and all other utility services used or supplied upon, or in connection with, the Premises, PROVIDED, HOWEVER, Landlord shall be responsible for arranging, as well as for paying the cost of, the connection and installation of all meters in connection therewith to the extent not already available at the Premises. Provided that its receipt of utility services therefrom is physically practicable, Tenant shall have the right to negotiate and contract directly with utility service providers of its own choosing for the purchase of utility services. Tenant shall promptly pay all bills for said utilities. In the event that any utilities are furnished to the Premises by Landlord, whether sub-metered or otherwise, then, and in that event:

             (a) Tenant shall pay Landlord for such utilities, but the applicable per unit cost charged to Tenant for each such utility service (such as, for example, the cost per kilowatt hour of electricity consumed in the Premises) shall not exceed the lesser of:

                 (i) the corresponding per unit cost actually paid by Landlord to the public utility company during the period in question; and

                 (ii) the corresponding per unit cost that Tenant would have paid to the public utility company if its services were being furnished directly to Tenant;

             (b) Landlord shall, in no event, be permitted to charge any profit, overhead, administrative fee, management fee, surcharge, or the like on any utility payments made by Tenant;

             (c) provided that the same does not violate any rules or regulations of the applicable utility companies, or violate any applicable laws, ordinances, rules, or regulations of any governmental authority having jurisdiction, Tenant shall have the right to install, at Tenant's sole cost and expense, a separate checkmeter to verify the accuracy of Tenant's bills, whereupon the readings from Tenant's checkmeter shall prevail unless Landlord shall reasonably establish that such checkmeter has malfunctioned; and

             (d) Tenant shall have the right to arrange for its own direct service of any such utility or utilities, at Tenant's sole cost and expense (including, without limitation, the installation of all wires, chases, pipes, meters and the like in accordance with the applicable provisions of this Lease), provided that the same is physically practicable.

         7.6 INTERRUPTION OF UTILITIES. In the event that any utilities serving the Premises are discontinued or interrupted, and such discontinuance or interruption was caused, in whole or in part, by the negligence or misconduct of Landlord, its employees or agents, resulting in Tenant's inability to reasonably operate its business at the Premises, Tenant's obligation to pay Rent shall abate in proportion to the interruption of Tenant's ability to carry on its business from the date of such interruption until such time as Tenant is again able to reasonably operate its business at the Premises.

         7.7 RULES AND REGULATIONS. Landlord shall have the right to promulgate, from time to time and upon not less than thirty (30) days' prior written notice to Tenant, reasonable rules and regulations governing the use of the Common Areas. Tenant shall comply with such reasonable rules and regulations, provided that the same:

             (a) are enforced equally, and in a non-discriminatory manner, against all tenants of the Shopping Center; and

             (b) do not interfere with Tenant's rights under this Lease.

Landlord may further, from time to time and upon not less than thirty (30) days' prior written notice to Tenant (other than in an emergency, in which case Landlord shall give Tenant only such notice as is reasonably practicable under the circumstances), close one or more portions of the Common Areas on a temporary basis for purposes of making repairs thereto or, subject to the provisions of Section 6.2 above, alterations thereof, provided, however, that:

             (i) the extent and duration of each such closure shall be limited to those reasonably necessary under the circumstances;

             (ii) Landlord shall pursue such work as expeditiously as possible to completion; and

             (iii) access to the Premises and/or the Parking Areas shall not be unreasonably impaired.

                                    ARTICLE 8
                      REPAIRS, MAINTENANCE AND ALTERATIONS

         8.1 REPAIRS, MAINTENANCE AND OPERATION.

         (a) During the Term, Landlord shall keep and maintain in good condition and repair the roof (keeping the same water tight at all times), foundation, slab, load bearing walls, exterior walls and structural members of the Building, as well as all utilities, electrical, water and sewer systems and facilities located inside of the Premises and not servicing the Premises exclusively. In addition, to the extent that the same are not maintained and repaired by the respective utility companies, Landlord shall keep and maintain in good condition and repair all utilities, electrical, water and sewer systems and facilities located outside of the Premises and servicing the same (whether or not exclusively). Further, Landlord shall keep and maintain in good condition and repair, as well as in a clean and safe condition, the Common Areas (including, without limitation, the Parking Areas), all in compliance with the ADA and all other applicable legal requirements as required by the governing bodies having jurisdiction over the Shopping Center, and shall operate and manage the Common Areas (including, without limitation, the Parking Areas) in accordance with generally accepted principles of sound and prudent management consistently applied to the operation and management of comparable shopping centers. Without intention to limit the generality of the foregoing in any respect, Landlord shall perform the following in and to the Common Areas:

             (i) periodically patch and resurface all driveways, sidewalks, streets and the Parking Areas so as to keep the same free of chuck holes, fissures and cracks, as well as the restripe all Parking Areas not less frequently than once every three (3) years;

             (ii) keep the Common Areas properly cleaned and swept (which shall be performed as often as necessary, but not less than once per week), drained, free of snow, ice, standing water, rubbish and other obstructions and in a sightly condition;

             (iii) keep the Common Areas lighted during, and for appropriate periods before and after, the business hours of the Shopping Center (including, without limitation, the cost of electricity to operate any lighting standards or fixtures located in the common areas and the cost of relamping the same as necessary);

             (iv) maintain signs, markers, painted lines and other means and methods of pedestrian and vehicular traffic control;

             (v) provide and maintain security and patrol services (including, without limitation, the cost of appropriate measures adopted by Landlord to prevent unauthorized parking in the Parking Areas) to the extent deemed necessary in Landlord's reasonable discretion;

             (vi) maintain any plantings and landscaped areas;

             (vii) if required by any governmental authority having jurisdiction thereof, operate and maintain traffic signals or lights, as the case may be, that are presently installed or may be installed hereafter servicing the Shopping Center; and

             (viii) employ an adequate number of persons to perform, as well as to supervise the performance of, all of the services to be provided by Landlord to the Common Areas (including, without limitation, pay the wages, salaries and fringe benefits of such employees).

All costs and expenses paid by Landlord to comply with the provisions of this
Section 8.1(a) shall be included as Operating Expenses.

         (b) During the Term, Tenant shall keep and maintain in good condition and repair, as well as in a clean, tenantable and safe condition, the Premises (including, without limitation, the storefront, entrances, plate glass and, to the extent located within the Premises and servicing the same exclusively, utilities, electrical, water and sewer systems and facilities), other than those items that are Landlord's responsibility to maintain and/or repair pursuant to the terms of Section 8.1(a) hereof. Tenant shall not permit any garbage rubbish, refuse or unreasonable quantities of dirt to accumulate in or about the Premises. Removal of garbage and trash shall be made in the manner and in the areas reasonably prescribed by Landlord.

         (c) As used in this Lease, unless specifically set forth to the contrary, whenever a party shall have the obligation to "REPAIR" any portion of the Shopping Center, any improvement, system, facility, or the like, or any item of personal property, such obligation shall be deemed to include the obligation to replace such improvement, system, facility, or the like, or item of personal property, as, if, when and to the extent replacement of the same shall be appropriate.

         8.2 TENANT'S PROPERTY. All fixtures, signs, equipment, or other personal property, of whatever nature, placed, installed, or affixed in or upon the Premises shall remain the property of

Tenant and may be removed at any time, provided that Tenant repairs any damage caused by such removal. Tenant shall be under no obligation to restore or remove any of Tenant's leasehold improvements or any changes or Alterations made in accordance with the terms of this Article 8, but shall leave the Premises in broom-clean condition upon the expiration of the Term.

         8.3 FIXTURES AND ALTERATIONS. During the Term, Tenant shall have the right to attach fixtures or articles to any portion of the Premises and to make any alterations, additions, improvements or changes or perform any other work in and to the Premises ("ALTERATIONS"). In the event that:

             (a) such Alterations constitute structural changes;

             (b) such Alterations affect the exterior portion of the Premises;
         or

             (c) if the cost of such Alterations (in Tenant's reasonable estimation) exceeds the sum of Seventy-Five Thousand and No/100 ($75,000) Dollars (excluding the cost of any carpeting, wall coverings and other decorative work performed in conjunction therewith), such Alterations shall be subject to Landlord's prior consent, which consent shall not be unreasonably withheld or delayed. In each case where Landlord's consent is required pursuant to the terms hereof, Tenant shall give Landlord for its approval, which approval shall not be unreasonably withheld or delayed, written notice of its intention to perform such Alterations, together with the plans and specifications covering such Alterations. If Landlord does not respond to Tenant's request for approval of plans and specifications within thirty (30) days of its receipt thereof (silence being deemed approval), then the plans and specifications shall be deemed approved.

         8.4 PERFORMANCE OF ALTERATIONS. Tenant shall complete all Alterations promptly and in conformity with the standards set forth in this Article. During the performance of any Alterations, Tenant shall carry "Builder's Risk" insurance naming Landlord and Landlord's mortgagee (provided Tenant has received a non-disturbance agreement in the form specified herein from such mortgagee) as additional insureds, in commercially reasonable amounts. All Alterations performed pursuant to this Article shall be done pursuant to validly issued permits, if required, and in conformity with all applicable laws and ordinances. Tenant shall give Landlord copies of all permits (including occupancy permits) within ten (10) days after request therefor from Landlord. In the event governmental approval is required for any Alterations, upon completion of such Alterations, Tenant shall provide Landlord with copies of revised plans for the Premises reflecting such Alterations. Landlord shall cooperate with, and assist, Tenant in all reasonable respects in connection with obtaining any necessary permits and approval from governmental authorities having jurisdiction with respect to any Alteration that Tenant desires to perform in or to the Premises, provided, however, that Landlord shall not be obligated to incur any expense (other than Landlord's own administrative expense and overhead) in connection with any such cooperation or assistance, and provided, further, that, with respect to any such Alterations that shall require Landlord's consent pursuant to the provisions of this Lease, Tenant shall have theretofore obtained Landlord's prior written consent thereto.

         8.5 MECHANICS' LIENS AND CLAIMS AGAINST LANDLORD. Subject to the remaining part of this Section, Tenant shall not permit any mechanics' or materialmen's liens ("MECHANICS' LIENS") to be recorded against the Premises by reason of the Alterations. However, Tenant shall not be required to pay or discharge any such mechanics' liens if, within thirty (30) days after notice of the recording of same, Tenant commences and thereafter proceeds diligently, in good faith, to contest said lien by appropriate proceedings. Before Tenant commences such contest, it shall, upon request, provide Landlord with:

             (a) a bond which will release the effect of the lien from the Premises and the Shopping Center; or

             (b) title insurance, insuring Landlord against any defect in Landlord's title resulting from any such mechanics' liens.

In the event Tenant fails within such thirty (30)-day period to either cause such mechanics' liens to be removed or to contest same in accordance with the terms of this Section 8.5, Landlord shall have the right to discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord shall be due and payable by Tenant on the first day of the next following month as Additional Rent.

                                    ARTICLE 9
                             ASSIGNMENT AND SUBLEASE

         9.1 CONSENT REQUIRED. Tenant shall not sublease or license any portion of the Premises, or assign any of its rights contained in this Lease, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Sale by Tenant of more than fifty percent (50%) of its assets or common stock (but only if Tenant's common stock is not publicly traded on any exchange regulated by the United States Securities and Exchange Commission) shall be deemed to be an assignment for purposes of this Section. Notwithstanding the foregoing, Tenant shall have the right to assign or sublease to a health or fitness club that is reasonably acceptable to Landlord, considering its credit standing, reputation and demonstrated operating ability, which will continue to use the Premises in substantially the same fashion as Tenant and for the same Permitted Use as is set forth herein and has operational skills reasonably commensurate with those of Tenant.

         9.2 NO CONSENT REQUIRED. Notwithstanding anything to the contrary contained in this Lease, Landlord's consent shall not be required with respect to any of the following transactions:

             (a) Tenant may license, sublet, or contract with concessionaires to operate certain ancillary parts of Tenant's business customarily offered in a health club (including, without limitation, a restaurant and/or snack/juice bar, retail sales, physical therapy or rehabilitative services, etc.);

             (b) Tenant may assign this Lease or sublet all or a portion of the
         Premises:

                  (i) to any corporation with which Tenant is merged or
             consolidated;

                  (ii) to any person, corporation, or other entity to which
             substantially all of Tenant's assets or common stock are transferred; or

                  (iii) to any person, corporation, or other entity that
             controls, or is controlled by, or is under common control with Tenant,

         provided, however, that:

                        (x) with respect to any such assignment of this Lease,
                  such assignment shall provide, or the assignee shall enter into a written separate agreement providing, that the assignee assumes all of the obligations imposed upon Tenant under the terms of this Lease; and

                        (y) with respect to any such subletting of all or a
                  portion of the Premises, such sublease shall provide, or the sublessor and sublessee shall enter into a separate written agreement providing, that such sublease is subject and subordinate, in all respects, to this Lease and all of the terms, covenants and conditions hereof; and

             (c) Tenant may mortgage, pledge, collaterally assign, hypothecate, or otherwise grant a security interest in this Lease and/or the right, title and interest of Tenant hereunder in the form of a blanket lien covering at least five (5) health and fitness club locations (including the Premises) operated by Tenant and/or any affiliate(s) thereof in connection with any financing obtained by Tenant and/or such affiliate(s).

Tenant shall also have the right to mortgage, pledge, collaterally assign, hypothecate, or otherwise grant a security interest in any one or more items of Tenant's furniture, trade fixtures, equipment, merchandise and other personal property used, or otherwise located, in the Premises, as well as to lease (as opposed to own) all or any portion of the same. In this regard, Landlord hereby unconditionally waives:

             (A) any and all liens and/or security interests (whether by statute or by common law) that Landlord, or its successor or assigns, might otherwise have, or might otherwise hereafter acquire, in or to any of the personal property referred to above; and

             (B) any and all rights of levy, distraint, or execution with respect to any and all of such personal property, whether afforded to Landlord pursuant to this Lease or otherwise at law or in equity.

If Tenant shall default under any loan secured in whole or in part by such personal property, or under any lease of such personal property to Tenant, Landlord shall permit the personal property lender or lessor to enter the Premises, after reasonable advance notice to both Landlord and Tenant, for the purpose of removing such personal property therefrom, regardless of whether a default shall have been committed by Tenant and be outstanding under this Lease. Landlord shall have the right to have its designated representative physically present in the Premises during any actual removal of such personal property. Landlord shall, from time to time upon Tenant's written request, promptly execute and return any confirmations, certificates and other documents (except an amendment to this Lease, unless Landlord agrees to do so in its sole discretion) that such personal property lender or lessor reasonably requests in connection with any such financing or leasing.

         9.3 CONTINUED LIABILITY. No assignment or sublease shall relieve Tenant of, or effectuate a release or assignment of, Tenant's liabilities under the terms of this Lease, it being specifically understood and agreed that Tenant shall, in all events, be and remain liable to Landlord throughout the entire Term, except in the event where Tenant becomes merged or consolidated into a different legal entity following an assignment of this Lease to the successor entity pursuant to Section 9.2(b) above and, upon such merger or consolidation, ceases to exist.

         9.4 CONSENT PROCEDURE. If Landlord's consent to a proposed assignment or sublease is required hereunder, Tenant shall give Landlord a copy of the prospective assignment or sublease, together with a written request for Landlord's consent (which shall state that Landlord's failure to respond within twenty (20) business days shall be deemed consent) and all reasonably requested information (including but not limited to, financial and operating statements, previous operating experience and qualifications of the proposed assignee or sublessee). Within twenty (20) business days after receiving such request, accompanied by the required information and such other information as Landlord reasonably requests, Landlord shall give Tenant a written notice either:

             (a) approving the assignment or sublease; or

             (b) withholding approval of the assignment or sublease with a description of the reasons for such withholding of approval.

If Landlord fails to respond within the designated time, then the proposed assignment or sublease shall conclusively be deemed approved. In the event Tenant requests Landlord's consent as aforesaid, Tenant agrees to reimburse Landlord for all expenses, including attorneys' fees incurred by Landlord in connection therewith, which the parties agree shall be in an amount not to exceed the sum of Seven Hundred Fifty and No/100 Dollars ($750.00).

                                   ARTICLE 10
                                DEFAULT BY TENANT

         10.1 DEFAULT IN PAYMENT OF RENT. If Tenant fails to make payment of any Rent when due, and such failure continues for ten (10) days after Tenant receives written notice thereof from Landlord, then such failure to pay Rent shall be a default under this Lease.

         10.2 NON-MONETARY DEFAULTS. If Tenant fails to perform any covenant or is otherwise in breach of any provision of this Lease (except for the defaults set forth in Sections 10.1 and 10.3) for a period of thirty (30) days after Tenant receives written notice thereof from Landlord specifying the nature of such failure, then such failure shall be deemed a default under this Lease; provided, however, that, if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within thirty (30) days after Tenant's receipt of written notice of such default from Landlord and thereafter diligently prosecutes such cure to completion.

         10.3 FINANCIAL DEFAULTS. The following shall be a default under this
Lease:

             (a) if a voluntary or involuntary petition in bankruptcy shall be filed by or against Tenant that is not dismissed within ninety (90) days after its filing;

             (b) if Tenant shall enter into any formal arrangement with its creditors as a class extending the time within which Tenant may pay any of its obligations and attempting to modify Tenant's obligations under this Lease;

             (c) if Tenant shall effect any composition that materially alters Tenant's obligations to pay Rent under this Lease;

             (d) if Tenant shall make any assignment for the benefit of its creditors;

             (e) if all or any part of Tenant's interest in the Premises shall be:

                  (i) levied upon under execution to satisfy all, or part of, a judgment entered by a court of competent jurisdiction;

                  (ii) levied upon or distrained to pay all, or part of, any governmental tax; or

                  (iii) the subject matter of a receivership proceeding or
             trusteeship that is not removed or dismissed within ninety (90) days after Tenant receives written notice of such event; or

             (f) without limiting the terms and conditions of Section 9.2(c) hereof, if Landlord shall receive any written assertion of the existence of a default on the part of Tenant under any documents evidencing, securing or otherwise relating to any indebtedness secured, in whole or in part, by any interest of Tenant related to the Premises or this Lease.

         10.4 REMEDIES AFTER DEFAULT. In the event of a default under this Lease as provided herein, and after Tenant's receipt of written notice of such default and the expiration of the applicable cure period, Landlord shall have the option to exercise the following remedies:

             (a) prosecute and maintain an action or actions, as often as Landlord deems advisable, for collection of Rent, other charges and damages as the same accrue (including without limitation, court costs, attorneys' fees and other costs incurred by Landlord in collection of past due Rent without entering into possession of the Premises or terminating this Lease);

             (b) reenter and take possession of the Premises, and remove Tenant, Tenant's agents, any subtenants, licensees, concessionaires, or invitees and any or all of their property from the Premises, which reentry and removal may be effected by summary proceedings or any other legal or equitable action or proceedings; and/or

             (c) terminate this Lease by written notice to Tenant, upon which termination:

                  (i) Tenant shall immediately surrender possession of the
             Premises to Landlord; and

                  (ii) if Tenant fails or refuses to so surrender the Premises,
             Landlord may take possession in accordance with Section 10.4 (b) above.

If Landlord elects to reenter the Premises and relet the same without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If Landlord terminates this Lease (whether without or after a reentry), Tenant shall have no further interest in this Lease or in the Premises. However, Tenant shall remain liable to Landlord for all damages that Landlord may sustain by reason of Tenant's default, including, without limitation:

             (x) the cost of reletting the Premises (including, without limitation, the portion of the cost of any tenant improvements and brokerage commissions incurred by Landlord that is fairly allocable to the remainder of the Term, but excluding any portion of the costs thereof that relate to any period beyond such remainder); and

             (y) an amount equal to the Rent that, but for termination of this Lease, would have been payable by Tenant during the remainder of the Term, less any proceeds from reletting the Premises, payable monthly as such amounts become due.

The amount of the Rent payable for the remainder of the Term shall be calculated on the basis of the Monthly Base Rent and Additional Rent payable by Tenant at the time of default plus any future increases which are determinable at the time of calculation.

         10.5 RELETTING AFTER DEFAULT. Upon recovery of possession of the Premises by reason of Tenant's default, Landlord shall exercise reasonable efforts to mitigate Tenant's obligations hereunder and shall diligently attempt to procure one or more substitute tenants for all or any portion of the Premises, for the account of Tenant or otherwise, for such rental terms and conditions (which may be for a term extending beyond the Term) and collect the rents therefor, applying them in the following manner:

             (a) first, to the payment of such reasonable expenses as Landlord may have incurred in recovering possession of the Premises (including, without limitation, reasonable attorneys' fees) and other expenses paid by Landlord in connection with reletting the Premises (including, without limitation, the portion of the cost of any tenant improvements and brokerage commissions incurred by Landlord that is fairly allocable to the remainder of the Term, but excluding any portion of the cost thereof that relates to any period beyond such remainder); and

             (b) then to the fulfillment of Tenant's obligation to pay Rent hereunder.

Any such reletting may be for the remainder of the Term hereof as originally granted or for a longer or shorter period. Notwithstanding the foregoing, Tenant shall have the right to secure and present for Landlord's approval, which approval shall not be unreasonably withheld or delayed, one or more substitute tenants for the Premises. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. If such rentals received from such reletting shall, on a cumulative basis, exceed the Rent and other obligations of the Tenant owing herein, Landlord shall be entitled to retain the excess rentals.

         10.6 RIGHTS UPON HOLDING OVER. Tenant shall surrender the Premises at the end of the Term. In the event that Tenant shall for any reason remain in possession after the expiration of the Term, such possession shall be as a month-to-month tenant during which time Tenant's liability shall be the same monthly rental plus ten percent (10%) of the Base Rent paid by Tenant during the previous Lease Year.

         10.7 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall, at any time, be in default in the performance of any act on its part to be performed hereunder (after Tenant's receipt of written notice of such default and the expiration of the applicable cure period), Landlord may (but shall not be obligated to), in lieu of invoking any other remedy for such default, perform such act on the part of Tenant to be performed, in a good and workmanlike manner, and pay any reasonable expenses incidental thereto. All sums so paid by Landlord shall constitute Additional Rent payable thirty (30) days after demand (with interest at the Default Interest Rate). Failure to make such payment when due shall constitute a new default by Tenant, and Landlord thereupon shall have the same rights and remedies as in the case of default by Tenant in the payment of any installment of Base Rent.

         10.8 REMEDIES CUMULATIVE; NO ACCELERATION OR CONSEQUENTIAL DAMAGES. The above remedies are in addition to all other remedies available to Landlord at law or in equity. However, notwithstanding anything hereinbefore provided, or contained elsewhere in this Lease, in no event shall Landlord have the right to receive consequential, speculative, punitive, or other similar measures of damages against Tenant, nor shall Landlord be entitled to any remedy that involves or entails acceleration of any Rent payable by Tenant in the future pursuant to this Lease, and Landlord hereby irrevocably waives, for itself and its successors and assigns, its right to seek or receive any such measure of damages or remedy.

                                   ARTICLE 11
                                    INSURANCE

         11.1 WAIVERS OF CLAIMS AND SUBROGATION. Landlord and Tenant each hereby waive each and every claim for recovery from the other, as well as from any person or entity claiming under or through the party making such waiver (whether by subrogation or otherwise), for any and all loss of, or damage to, the Shopping Center, the Building, the Premises and/or the contents of any of the foregoing, but only to the extent that such loss or damage either:

             (a) is recoverable under insurance policies carried by the waiving party; or

             (b) would have been recoverable under insurance policies carried by the waiving party had such party maintained in force the insurance policies and limits required to be maintained by such party under this Lease.

Inasmuch as this mutual waiver will preclude the assignment of any such claim, by subrogation or otherwise, to an insurance company or any other person or entity, each party shall, if such party's insurance policies do not themselves permit such waiver of subrogation, cause such insurance policies to be endorsed to permit the same.

         11.2 TENANT'S INSURANCE. During the Term, from and after the Delivery Date, Tenant shall maintain insurance, issued by companies licensed and admitted in the State in which the Shopping Center is located, as follows:

             (a) commercial general liability insurance covering the Premises for bodily injury, death and third party property damage (including, without limitation, contractual liability, personal injury, products liability and completed operations coverages), in an amount not less than $2,000,000 per occurrence and not less than $3,000,000 in the aggregate;

             (b) property insurance covering Tenant's leasehold improvements, as well as all of Tenant's signs, trade fixtures, personal property and equipment located in the Premises, which insurance shall:

                  (i) be written on a special form (all risks) of physical loss or damage basis, for the full replacement cost of the covered items without deduction for physical depreciation thereof; and

                  (ii) provide that any proceeds thereof shall be paid to
             Tenant; and

             (c) during the performance of any Alterations, builder's risk insurance against loss or damage from such causes of loss as are embraced by insurance policies of the type known, on the date of this Lease, as "builder's risks" property insurance, which insurance shall:

                  (i) be written on a special form (all risks) of physical loss or damage basis, for not less than the completed value, on a non-reporting form, of the Alterations then being performed; and

                  (ii) provide that any proceeds thereof shall be paid to
             Tenant.

Tenant shall have the right to maintain any or all of the insurance coverages set forth in this Section 11.2 under one or more blanket insurance policies, covering the Premises together with other premises owned and/or occupied by Tenant and/or its affiliates, so long as such blanket policies comply, as to coverages and amounts, with the requirements hereinbefore set forth. Tenant shall further have the right to maintain the liability coverage referred to above in the form of primary and umbrella or excess liability coverages, in such segments as Tenant shall determine from time to time. Any or all of the insurance coverages to be maintained by Tenant pursuant to this Lease may provide for such deductibles as Tenant shall determine, provided that no such policy shall have a deductible in excess of $250,000 (or such greater deductible as is customarily carried, from time to time, by large commercial tenants in the geographic area in which the Shopping Center is located).

         11.3 LANDLORD AS ADDITIONAL INSURED. Landlord and Landlord's mortgagee (provided that Tenant has received a non-disturbance agreement in the form specified herein from such mortgagee or as may have been agreed by the Tenant) shall be named as additional insured(s)/loss payee(s) as its (their) interest(s) may appear with respect to all other insurance policy or policies maintained by Tenant pursuant to Section 11.2 hereof with respect to the commercial general liability insurance policy or policies maintained by Tenant pursuant to Section
11.2. Each such policy shall provide, to the extent obtainable, that cancellation or material modification thereof shall require thirty (30) days' prior written notice to Landlord (fifteen (15) days' notice for non-payment of premiums). Certificate(s) of such policies shall be delivered to Landlord not later than thirty (30) days after the Delivery Date. Each such policy shall be renewed, and new certificate(s) deposited with Landlord, at least ten (10) days prior to the expiration thereof.

         11.4 LANDLORD'S INSURANCE. Landlord shall maintain insurance, issued by companies licensed and admitted in the State in which the Shopping Center is located, as follows:

             (a) commercial general liability insurance covering the Common Areas (together with such other portions of the Shopping Center as Landlord may elect) for bodily injury, death and third party property damage (including, without limitation, contractual liability, personal injury, products liability and completed operations coverages), in an amount not less than $2,000,000 per occurrence and not less than $3,000,000 in the aggregate;

             (b) property insurance covering the Shopping Center (including, without limitation, the Common Areas, the Building and the Premises, but excluding

         Tenant's leasehold improvements), as well as any personal property contained therein and owned by Landlord, which insurance shall:

                  (i) be written on a special form (all risks) of physical loss or damage basis (including, but not limited to, fire and extended coverage, collapse of improvements, flood and earthquake coverage), for the full replacement cost of the buildings located in the Shopping Center (including, without limitation, the Building) and Landlord's personal property, without deduction for physical depreciation thereof, and shall contain an agreed amount endorsement;

                  (ii) include an ordinance or law (including, but not limited to, increased cost of construction and demolition) endorsement; and

                  (iii) provide that any proceeds thereof shall be paid to
             Landlord;

             (c) Flood insurance covering all of the buildings located in the Shopping Center (including, without limitation, the Building) in an amount equal to the lesser of:

                  (i) the full replacement cost of such buildings without
             deduction for physical depreciation thereof; or

                  (ii) the maximum amount of insurance obtainable,

         PROVIDED, HOWEVER, THAT, if the Shopping Center is located in a flood zone (A or B), a federal flood insurance policy must be maintained in full force and effect in an amount equal to the full replacement cost such buildings without deduction for physical depreciation thereof or $500,000 (whichever is less), in which event the insurance coverage first described in this subsection (c) shall be maintained as excess coverage above the federal flood insurance coverage;

             (d) during any period of restoration following a casualty or condemnation, or of construction of any additional improvements, builder's risk insurance against loss or damage from such causes of loss as are embraced by insurance policies of the type known, on the date of this Lease, as "builder's risks" property insurance, which insurance shall:

                  (i) be written on a special form (all risk) of physical loss or damage basis (including, but not limited to, fire and extended coverage, collapse of the improvements, flood and earthquake coverage), for either:

                      (x) as to any improvements then being restored following a casualty or condemnation, the full replacement cost of such improvements; and

                      (y) as to any additional improvements then being
                  constructed, an amount not less than the completed value, on a non-reporting form, of the additional improvements then being constructed; and

                  (ii) provide that any proceeds thereof shall be paid to
             Landlord; and

             (e) rent insurance for up to twelve (12) months of interruption of rents.

The proceeds of Landlord's property and builder's risk insurance, in case of loss or damage, shall be applied to repair or rebuild the Shopping Center (including, without limitation, the Common Areas, the Building and the Premises, excluding Tenant's leasehold improvements) in a manner and respect consistent with the requirements of this Lease. Upon request from Tenant, Landlord shall furnish Tenant with evidence of its insurance in the form of an ACORD 27 certificate (or its equivalent, if no longer available). All amounts paid by Landlord for obtaining the insurance required herein shall be included in Operating Expenses.

                                   ARTICLE 12
                              DAMAGE OR DESTRUCTION

         12.1 NOTICE. Tenant shall give prompt written notice to Landlord of any damage caused to the Premises by fire or other casualty.

         12.2 RESTORATION AFTER DAMAGE OR DESTRUCTION.

         (a) In the event that the Premises, the Building, or the Common Areas shall be damaged or destroyed by fire or other casualty and this Lease is not terminated as hereinafter provided, Landlord shall promptly rebuild and repair the Premises, the Building and the Common Areas in a first-class manner and with first-class materials to the condition they were in immediately prior to such casualty, at Landlord's sole cost and expense. If the Building or the Premises (which, for purposes of this Article 12, shall not include Tenant's leasehold improvements, signs, personal property, furniture, fixtures and equipment) shall be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the floor area thereof, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Building, the Premises and the Common Areas. Landlord shall give notice to Tenant of such election within thirty (30) days after the occurrence of such casualty and, if it elects to rebuild and repair, shall thereafter commence to do so in accordance with the terms hereof within thirty (30) days after such notice. Failure of Landlord to notify Tenant of its election within such thirty (30)-day period shall conclusively result in Landlord's election to rebuild and repair in accordance with the terms hereof. Landlord shall not discriminate unreasonably against Tenant in the exercise of its right to terminate this Lease in accordance with the provisions hereof.

         (b) In the event that Landlord fails to repair and restore the Premises, the Building and the Common Areas as required in this Article 12, Tenant shall be entitled to have the same, or such portion thereof as Tenant elects, repaired and restored at Landlord's sole cost and expense, and, if Landlord fails to immediately pay Tenant for such work upon demand by Tenant, Tenant shall have the right to set-off against the Rent next due and owing the amount expended by Tenant for such repair and restoration, all without further notice to and cure period of Landlord. Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord does not commence the repair or restoration of such damage within the required time, or in the event that such repairs or restorations are not completed within one hundred eighty (180) days after the date of the casualty, Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered to Landlord (i) not earlier than two hundred ten (210) days after the casualty and (ii) not later than two hundred seventy (270) days after the casualty.

         (c) Notwithstanding anything in this Lease to the contrary, Landlord's obligation to rebuild and repair the Premises shall, in any event, be limited to
(i) the amount of insurance proceeds actually received by Landlord for use in rebuilding and repairing and (ii) restoring them to substantially the same condition in which they existed prior to such casualty, exclusive of Tenant's leasehold improvements, trade fixtures, signs and equipment installed by Tenant. Provided that Landlord's restoration and repairs described in Section 12.2(a) above have been completed and Tenant has received its insurance proceeds covering the Premises, Tenant shall thereafter proceed with reasonable diligence at its sole cost and expense and in any event within thirty (30) days of substantial completion by Landlord of its repairs, to restore, repair and replace its leasehold improvements, trade fixtures, signs and equipment installed by Tenant to substantially the same condition in which they existed prior to such damage or destruction and to use commercially reasonable efforts to reopen within one hundred twenty (120) days after Landlord's restoration and repairs. Tenant shall assign to Landlord, and shall cause any co-insured in Tenant's stead, if applicable, to assign to Landlord, immediately upon receipt thereof, all proceeds of Landlord's insurance policies that name Tenant and/or such other co-insured as an additional insured, which proceeds shall be used for such reconstruction.

         12.3 TOTAL DESTRUCTION. If the Building or the Premises shall be totally destroyed by fire or other casualty, or if the Building or the Premises shall be so damaged by fire or other casualty that its repair or restoration (including, without limitation, restoration of reasonable means of ingress and egress) under applicable laws and regulations requires more than one hundred eighty (180) days (as determined by a contractor mutually satisfactory to the parties), Landlord and Tenant shall each have the option to terminate this Lease by giving the other party written notice to such effect within sixty (60) days after the date of the casualty, which termination shall be effective as of the date of such notice. Failure of either party to notify the other of its election within such sixty (60) day period shall conclusively result in Landlord's and Tenant's election not to terminate this Lease.

         12.4 RENT ABATEMENT. During any period of reconstruction or repair of the Premises, Tenant shall continue the operation of its business within the Premises to the extent practicable. In the event that the entire Premises are totally destroyed, there shall be a complete abatement of Rent. If:

             (a) the Building, the Common Areas or the Shopping Center shall be damaged or destroyed by fire or other casualty thereby causing the Premises to be inaccessible; or

             (b) the Premises shall be partially damaged by fire or other casualty,

then:

                  (i) if access to, or use of, the Premises as a health club as it was prior to the casualty is not materially impaired, Rent shall abate in the proportion that the unusable area of Premises, as determined by Tenant and Landlord in their good faith discretion, bears to the total area of the Premises; or

                  (ii) if access to, or use of, the Premises as a health club as it was prior to the casualty is materially impaired, Rent shall abate based upon the extent to which access to or use of the Premises as a health club as it was prior to the casualty has been impaired, as determined by Tenant and Landlord in their good faith discretion.

In the event that any casualty occurs prior to Tenant's opening the Premises for business, Rent shall abate until Tenant is reasonably able to open the Premises for the purpose of doing business.

         12.5 PAYMENT FOR RESTORATION.

         (a) Subject to Section 12.2(c) and provided that this Lease has not been terminated in accordance with the provisions of this Article, the proceeds of all hazard insurance carried pursuant to Article 11 ("HAZARD INSURANCE PROCEEDS") shall be used to pay for the repair and restoration work performed pursuant to the terms hereof. Landlord and Tenant shall timely make all claims with respect to obtaining the hazard insurance proceeds from the insurer.

         (b) If the total cost of restoring the Premises, as provided in this Article, is less than the amount of the hazard insurance proceeds applicable to such restoration work, the balance of the hazard insurance proceeds shall be paid to the party responsible for maintaining such insurance upon delivery of final waivers of lien and such other documentation as may be reasonably requested by the other party in order to confirm that such restoration work has been completed in substantial accordance with the terms hereof.

         (c) If this Lease is terminated by either party pursuant to the terms and provisions of this Article, all Rent shall be prorated to the date of such damage or destruction and all hazard insurance proceeds shall be retained by the party whose insurance policies yielded such proceeds.

         12.6 RESTORATION NEAR END OF TERM. If the Premises are damaged or destroyed to such an extent as to render them untenantable for a period in excess of thirty (30) days within twenty-four (24) months of the expiration of the Initial Term or of any Option Term hereof, then, at Tenant's or Landlord's option and upon notice to the other given within thirty (30) days after the date of the casualty, this Lease shall terminate as of the date of such damage or destruction. However, if Tenant notifies Landlord that it elects to extend the Term for the next Option Term, such termination shall be deemed to be null and void, and the provisions of the remainder of this Article 12 shall apply.

                                   ARTICLE 13
                                    INDEMNITY

         13.1 TENANT'S INDEMNITY. Subject to the waiver of subrogation contained in Section 11.1 hereof, Tenant shall indemnify, hold harmless and defend Landlord from and against any and all claims, proceedings, injuries, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and legal costs) suffered or incurred by Landlord (whether directly or by reason of any claim, suit, or judgement brought by, or awarded in favor of, any person or persons) for damages, losses, costs and/or expenses due to, but not limited to, personal injury (including, but not limited to, death resulting at any time therefrom) and/or property damage sustained by any person or persons that arise out of, is occasioned by, or is in any way attributable to the use, operation and/or management of the Premises by Tenant and/or others, as well as the acts or omissions of Tenant, its agents, employees, or contractors while in the Premises, except to the extent that the same is caused intentional misconduct or gross negligence of Landlord or its employees, agents, or contractors.

         13.2 LANDLORD'S INDEMNITY. Subject to the waiver of subrogation contained in Section 11.1 hereof, Landlord shall indemnify, hold harmless and defend Tenant from and against any and all claims, proceedings, injuries, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and legal costs) suffered or incurred by Tenant (whether directly or by reason of any claim, suit, or judgement brought by, or awarded in favor of, any person or persons) for damages, losses, costs and/or expenses due to, but not limited to, personal injury (including, but not limited to, death resulting at any time therefrom) and/or property damage sustained by any person or persons that arise out of, is occasioned by, or is in any way attributable to the ownership, operation and/or management of the Shopping Center by Landlord and/or others, as well as the acts or omissions of Landlord, its agents, employees, or contractors, except to the extent that the same is caused by the acts, omissions, or negligence of Tenant or its employees, agents, or contractors while in the Premises.

                                   ARTICLE 14
                                  CONDEMNATION

         14.1 TOTAL TAKING. If more than thirty (30%) percent of the floor area of the Premises (or a lesser amount, in the event that Tenant is unable to reasonably operate its business in the remainder) shall be taken for any public or quasi-public use under any law, ordinance, or regulation, by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate, and the Rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority (the "TAKING DATE").

         14.2 PARTIAL TAKING. If this Lease is not terminated in accordance with
Section 14.1 above, the Base Rent payable hereunder during the unexpired portion of the Term shall be reduced according to the extent that the interference of such taking has on the operation of Tenant's business at the Premises, effective on the Taking Date. Following such partial taking, Landlord shall make all repairs or alterations that are required to make the remaining portions of the Premises an architectural whole. Tenant's Proportionate Share of Operating Expenses shall be adjusted as of the date of the taking.

         14.3 PARKING AREAS. If ten (10%) percent or less of the Parking Areas shall be taken as aforesaid, this Lease shall not terminate, nor shall the Rent payable hereunder be reduced, unless a portion of the Premises shall also be taken (in which event the provisions of Section 14.1 or 14.2, as the case may be, shall apply thereto without regard to the taking of a portion of the Parking Areas). However, if the area of the Parking Areas remaining following such taking, plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center, shall be less than ninety (90%) percent of the area of the Parking Areas as of either the Delivery Date or immediately prior to the taking (whichever shall be the larger), then, whether or not a portion of the Premises shall also be taken, Tenant may terminate this Lease by giving written notice thereof to Landlord within sixty (60) days after the Taking Date.

         14.4 DISTRIBUTION OF AWARD. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Parking Areas shall be the property of Landlord, except, however, that:

             (a) Tenant shall receive from such award an amount equal to its share of the unamortized value of Tenant's leasehold improvements, which shall be deemed to be amortized on a straight-line basis over the period commencing on the Rent Commencement Date and expiring on the last day of the Initial Term; and

             (b) Landlord shall have no interest in any award made to Tenant for Tenant's loss of business goodwill, moving and relocation expenses, or for the loss of Tenant's fixtures and other tangible personal property.

                                   ARTICLE 15
                              ENVIRONMENTAL MATTERS

         15.1 REPRESENTATIONS. Landlord represents and warrants to Tenant as of this date and to the best of Landlord's actual knowledge that :

             (a) Landlord has received no notice, and has no knowledge, of any respect in which the Shopping Center, or any part thereof, is in violation of any federal, state or local environmental law (including, without limitation, any laws dealing with Hazardous Materials).

             (b) Landlord has never caused or permitted any Hazardous Materials (except for normal cleaning supplies and construction materials used in accordance with manufacturer's instructions) to be placed, held, located or disposed on, under, or at the Shopping Center, the Premises, or any part thereof;

             (c) Landlord has no notice or knowledge that the Premises or the Shopping Center has ever been used, whether by Landlord or by any other person or entity, as a dump site, or a storage site, whether permanent or temporary, for any Hazardous Materials; and

             (d) the Premises, the Shopping Center and any ground water existing thereon are free from any underground storage tanks and any toxic and/or hazardous substances as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601(14).

As used in this Article 15, the term "HAZARDOUS MATERIALS" shall mean any hazardous, toxic, or dangerous substance or material, or any substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "super fund" or "super lien" law, or any other federal, state, or local statute, law, ordinance, code, regulation, order, or other requirement of any governmental authority regulating, relating to, or imposing liability for, or standard of conduct concerning, any hazardous, toxic, or dangerous waste, substance, or material, as now or at any time hereafter in effect (collectively, "ENVIRONMENTAL LAWS"). Without limiting the generality of the foregoing, Hazardous Materials shall be deemed to include asbestos (in any form or condition), petroleum, crude oil, natural gas, natural gas liquids and/or polychlorinated biphenyls.

         15.2 COVENANTS. Neither Landlord nor Tenant shall generate, transport, treat, store, or dispose of, or in any manner arrange for the disposal or treatment (within the meaning of Environmental Laws) of, any Hazardous Material within the Shopping Center, excepting, however, the proper storage, use and disposal, in the normal operation of the Shopping Center (with respect to Landlord) or of the Premises (with respect to Tenant), of typical, commercially-available chemicals and products (including, without limitation, cleaning products and lubricating oils), so long as such storage, use and disposal comply with all applicable Environmental Laws and any other applicable provisions of this Lease.

         15.3 BREACH. If Landlord shall breach any of the representations, warranties, or covenants made by Landlord in this Article 15, Tenant shall have the right, in its sole discretion, upon written notice and, in the event of a breach of covenant only, after allowing Landlord thirty (30) days after the giving of such notice of default within which to cure such breach of covenant (or such longer cure period as may be reasonably necessary under the circumstances, provided that such cure is commenced within the aforesaid thirty
(30) day period and is diligently prosecuted to completion), to:

             (a) terminate this Lease, but only if a governmental agency or political subdivision requires that Tenant cease operating its business at the Premises for a period of thirty (30) consecutive days due to any environmental matters or conditions that were not caused by the acts or negligence of Tenant, its agents, or employees;

             (b) continue this Lease, but if the Premises, or any portion thereof, shall be rendered untenantable, or if access to the Premises shall be materially impaired, as a direct or indirect result of any environmental matter or condition at the Shopping Center (including, without limitation, as a consequence of any remediation work), abate the Rents payable under this Lease in the same manner, and to the same degree, as provided in Section 12.4 of this Lease, as if such impairment of use or access were instead caused by a fire or other casualty; and/or

             (c) pursue Tenant's other remedies under this Lease, at law, or in equity, which Tenant may do cumulatively or alternatively, singularly or in combination.

If Tenant shall breach the covenant made by Tenant in Section 15.2 above, Landlord shall have the right to pursue Landlord's remedies under this Lease (including, without limitation, the right to terminate this Lease pursuant to Section 10.2 above), at law, or in equity, which Landlord may do cumulatively or alternatively, singularly or in combination.

         15.4 ENVIRONMENTAL INDEMNITIES. Each party shall indemnify, defend (with counsel selected or reasonably approved by the other party) and hold the other party and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or loss, including reasonable attorneys' fees, consultant fees and expert fees (consultants and experts to be selected or reasonably approved by the other party) that arise during or after the Term from, or in connection with, the presence or suspected presence of Hazardous Materials in the soil, ground water, or soil vapor, or in, on, or under the Premises or the Shopping Center (including, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency, or political subdivision because of the presence, or suggested presence, of Hazardous Materials therein or thereon), except to the extent that such Hazardous Materials are present solely as a result of the acts or negligence of such other party, its officers, employees, contractors, or agents. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 16
                                 LANDLORD'S WORK

         16.1 PERFORMANCE OF LANDLORD'S WORK.

         (a) Attached hereto as EXHIBIT F is a description of the work that Landlord shall perform, at its sole cost and expense, in order to prepare the Shopping Center and the Premises for Tenant's use and occupancy ("LANDLORD'S Work"). Landlord's Work shall be performed pursuant to validly issued permits and, when completed, shall comply with all applicable laws, ordinances, rules, orders and regulations of the governmental authorities having jurisdiction thereover. Landlord shall submit plans for Landlord's Work to Tenant for Tenant's approval within thirty (30) days of lease execution. Tenant shall have a period of ten (10) business days within which to either approve such plans or to make comments or changes thereon. If applicable, Landlord shall promptly revise the plans and resubmit same to Tenant for approval. Landlord's Work shall be substantially completed not later than 210 days after the Commencement Date (the "OUTSIDE DELIVERY DATE"). If Landlord fails to perform and/or substantially complete Landlord's Work as aforesaid, Tenant shall be entitled to:

             (i) have the same done and paid for by Landlord, and if Landlord fails to immediately pay Tenant for such work upon demand by Tenant, Tenant shall have the right to set-off against Rent payments next due and owing the amount expended by Tenant for such work plus fifteen percent (15%) of the amount thereof, all without further notice or cure period of Landlord;

             (ii) terminate this Lease by giving written notice thereof to Landlord at any time after the Outside Delivery Date and prior to the Delivery Date, in which event:

                  (x) Tenant shall have no further obligations under this Lease;
             and

                  (y) Landlord shall reimburse Tenant, within fifteen (15) days after Tenant's written demand, for all costs and expenses (including, without limitation, all reasonable architectural, engineering and legal fees) incurred by Tenant in planning Tenant's leasehold improvements, as well as in negotiating and documenting this Lease; and/or

             (iii) pursue Tenant's other remedies under this Lease, at law and/or in equity, cumulatively or alternatively, singularly or in combination.

         (b) Within thirty (30) days after the Delivery Date, Tenant shall prepare and submit to Landlord a list of those items of Landlord's Work requiring correction and/or completion (the "PUNCH LIST"). In the event that Landlord shall object to any item set forth on the Punch List,

Landlord shall give Tenant written notice thereof within five (5) days after Landlord's receipt of the Punch List, setting forth in reasonable detail the item or items to which Landlord objects and the grounds for such objection. If Landlord shall fail to so notify Tenant within such five (5) day period, then Landlord shall be deemed to have accepted the Punch List and agreed to correct and/or complete (as the case may be) all items set forth thereon in accordance with the provisions of paragraph (c) below. Conversely, if Landlord shall so notify Tenant within such five (5) day period, then:

             (i) if Landlord shall fail to object to all of the items set forth in the Punch List, then Landlord shall be deemed to have accepted those items on the Punch List as to which Landlord shall not have objected and agreed to correct and/or complete (as the case may be) such items in accordance with the provisions of paragraph (c) below; and

             (ii) with respect to those items set forth on the Punch List as to which Landlord has so objected:

                  (x) Landlord and Tenant shall attempt in good faith to resolve the dispute within ten (10) days thereafter, and, to the extent that the parties shall agree as to any item(s) to which Landlord has objected, they shall confirm such agreement in writing; and

                  (y) to the extent that the parties are unable to resolve their dispute as to one or more items on the Punch List and join in such a confirmatory writing within such ten (10) day period, Tenant shall have the right, at any time thereafter prior to such a resolution, to submit the dispute for determination by an independent architect mutually selected by the parties, whose written determination shall be conclusive and binding upon the parties.

         (c) Landlord shall correct and/or complete all items on the Punch List with reasonable diligence but, in any event, within thirty (30) days after Landlord's receipt of the same or, if Landlord shall object to one or more items on the Punch List as and when provided in paragraph (b) above, as to those items within thirty (30) days after Landlord's objection has been resolved as provided in the said paragraph. If Landlord fails to correct and/or complete any of such items within such thirty (30) day period, then Tenant shall be entitled to:

             (i) have the same done and paid for by Landlord, and if Landlord fails to immediately pay Tenant for such work upon demand by Tenant, Tenant shall have the right to set-off against Rent payments next due and owing the amount expended by Tenant for such work plus fifteen percent (15%) of the amount thereof, all without further notice or cure period of Landlord; and/or

             (ii) pursue Tenant's remedies at law and in equity, cumulatively or alternatively, singularly or in combination.

         (d) Tenant's acceptance of possession of the Premises shall, in all respects, be deemed to be subject to Landlord's continuing obligation to correct and/or complete the items set forth on any Punch List theretofore or thereafter delivered to Landlord as set forth in Paragraph (b) above, as well as to correct, diligently and in good faith, any latent defect(s) in the Premises as to which Tenant shall give Landlord written notice, from time to time, within twelve (12) months after the Rent Commencement Date. In the event that Landlord shall fail to so correct any such latent defect(s), Tenant shall have the same remedies as set forth in paragraph (c) above for Landlord's failure to timely correct any Punch List item.

         (e) None of the costs incurred by Landlord in connection with the performance of Landlord's Work (including, without limitation, in correcting and/or completing any Punch List items(s) and/or in correcting any latent defect(s) as hereinabove provided) shall be included in Operating Expenses.

         16.2 NO LIENS BY LANDLORD. During the Term hereof, Landlord shall not create, or permit to be created or to remain, any mechanics' or materialmen's liens, or any other encumbrances or charges, upon all or a portion of the Premises or upon Tenant's leasehold estate. If any such lien, encumbrance, or charge shall at any time be filed, Landlord shall forthwith cause the same to be discharged of record, PROVIDED, HOWEVER, that Landlord shall not be required to pay or discharge any such liens if, within thirty (30) days after the recording of same, Landlord commences and thereafter proceeds diligently, in good faith, to contest said lien by appropriate proceedings. Before Landlord commences such contest, it shall, upon request, provide Tenant with:

             (a) a bond that will release the effect of the lien from the Premises or upon Tenant's leasehold estate; or

             (b) title insurance, insuring Tenant against any defect in Tenant's interest resulting from any such lien or encumbrance.

Landlord further agrees to indemnify Tenant for all reasonable costs, attorneys' fees, or other charges incurred by Tenant as a result of any such lien or encumbrance being filed against the Premises or upon Tenant's leasehold estate, and against any costs or claims against Tenant arising out of any such liens or encumbrances.

                                   ARTICLE 17
                                  TENANT'S WORK

         17.1 PLANS AND SPECIFICATIONS. Other than Landlord's Work, all work in and to the Premises that shall be necessary or desirable in order to prepare the same for Tenant's use and occupancy ("TENANT'S WORK") shall be performed by Tenant at its sole cost and expense (except to the extent that all or a portion of the same is to be reimbursed to Tenant through the Landlord Contribution as and when hereinafter provided). Within thirty (30) days after the latest to occur of:

             (a) the Commencement Date;

             (b) the date upon which Landlord delivers to Tenant a complete set of plans for the Building, showing the Premises as the same will be constituted after the completion of Landlord's Work, in form and having content sufficient to permit Tenant's architect to begin to prepare its preliminary plans and specifications for Tenant's Work based thereon; and

             (c) the date upon which Tenant receives a signed, original copy of the Asbestos Certificate,

Tenant shall prepare or cause to be prepared preliminary plans and specifications for Tenant's Work and shall submit the same to Landlord for approval, such approval not to be unreasonably withheld. Landlord shall have a period of fifteen (15) days within which to either approve such plans and specifications or to make comments or changes thereon. If Landlord does not respond to Tenant's submission of plans and specifications within such fifteen
(15)-day period, Landlord shall be deemed to have approved the same. Within sixty (60) days after Landlord's approval of Tenant's preliminary plans, Tenant shall prepare and submit to Landlord for its approval (not to be unreasonably withheld) final plans and specifications for Tenant's Work. If Landlord does not respond to Tenant's submission of final plans and specifications within fifteen
(15) days after they have been provided to Landlord, Landlord shall be deemed to have approved the same. In the event Landlord disapproves any submission of Tenant pursuant to the terms hereof, Landlord shall simultaneously with such disapproval give Tenant detailed reasons therefor and the parties shall diligently attempt to resolve all outstanding matters as soon as possible, PROVIDED, HOWEVER, that in the event the parties are unable to agree upon same within one hundred twenty (120) days after the commencement of such dispute, either party shall have the right, upon notice to the other, to terminate the Lease, and neither party shall thereafter have any further obligation or liability to the other. The final plans and specifications, when approved by Landlord, are referred to in this Lease as the "FINAL PLANS."

         17.2 PERMITS. Promptly after Landlord has approved the Final Plans, Tenant shall submit them to the City of Charlotte, North Carolina and any other relevant governmental authority (collectively, the "LOCAL PERMITTING Authorities") as part of its application for all building and other permits necessary in connection with performing Tenant's Work (the "PERMITS") and shall diligently prosecute such application. Upon Tenant's request, Landlord shall cooperate with, and assist, Tenant in all reasonable respects in connection with obtaining any of the Permits (including, without limitation, signing all applications and other forms required by such authorities to be signed by Landlord in connection with the same), PROVIDED, HOWEVER, that Landlord shall not be obligated to incur any expense (other than Landlord's own administrative expense and overhead) in connection with any such cooperation or assistance. If the Local Permitting Authorities will not issue, or have not issued, the Permits within one (1) year after the date of Tenant's submission thereto of the Final Plans, Tenant shall have the right, upon notice to Landlord, to terminate this Lease in which event neither party shall have any further obligation to the other. For purposes of this Lease, issuance of the Permits shall also include the Local Permitting Authorities' approval of Tenant's proposed signage for the Premises and Shopping Center.

         17.3 ACCESS TO PREMISES. Tenant, its agents and/or contractors shall have the right (in Tenant's sole discretion) to enter the Premises and commence to perform Tenant's Work in and to the same prior to the Delivery Date, at any time after:

             (a) Tenant shall have obtained all necessary Permits for the performance of the items of work then to be performed; and

             (b) Landlord's Work shall have reached such a level of completion to permit Tenant (in its reasonable judgment) to efficiently commence and perform Tenant's Work simultaneously with Landlord's completion of Landlord's Work.

If, however, the commencement or performance of Tenant's Work prior to the Delivery Date shall interfere with, or delay the completion of, Landlord's Work to more than a de minimus extent, and Landlord shall give Tenant written notice to such effect, then Tenant shall promptly cease the performance of Tenant's Work (or of so much of the same as is necessary to alleviate such interference or delay) until the earlier to occur of:

             (i) the Delivery Date; and

             (ii) the date upon which Landlord's Work has reached such a level of completion that the performance of Tenant's Work (or such portion of the same) shall not so interfere with, or delay, the completion of Landlord's Work.

In all events, however, Landlord shall be deemed to have delivered possession of the Premises to Tenant upon the giving of the Delivery Notice thereto, and Tenant shall have the absolute right to enter the Premises and commence to perform Tenant's Work in and to the same at any time thereafter (provided only that Tenant shall have obtained all necessary Permits for the performance of the items of work then to be performed), regardless of any interference that the same may cause to, or any delay that may result thereby in the completion of, any of Landlord's Work then remaining to be performed. Notwithstanding Tenant's commencement, performance and/or completion of Tenant's Work in and to the Premises and/or its installation of its fixtures and other equipment therein, Tenant's obligation to pay Rent or other amounts pursuant to this Lease shall not commence until the Rent Commencement Date.

         17.4 PERFORMANCE OF TENANT'S WORK. Tenant shall commence to perform Tenant's Work not later than sixty (60) days after the Delivery Date, SUBJECT, HOWEVER, to Tenant's receipt of all requisite Permits for the same and to force majeure. Tenant's Work shall be performed in accordance with all applicable legal requirements, in a good and workmanlike manner, with reasonable diligence (subject to force majeure) and otherwise in accordance with good construction practices.

                                   ARTICLE 18
                              LANDLORD CONTRIBUTION

         18.1 LANDLORD CONTRIBUTION. In connection with the performance of Tenant's Work, Landlord has unconditionally agreed, as a condition of this Lease and Tenant's obligations hereunder, to pay an amount equal to Two Hundred Fifty Thousand Dollars ($250,000), based upon $10.00 per square foot of gross leaseable area contained in the Premises, to be used for Tenant's Work (the "LANDLORD CONTRIBUTION"). The Landlord Contribution shall be paid without set-off by Landlord to Tenant in two (2) installments -- $125,000 upon 50% completion of the Building and the balance upon Tenant's payment of the first installment of Base Rent and the opening for business in the Premises.

         18.2 SECURITY. Landlord shall provide Tenant with adequate security, whether in the form of a "set aside letter", letter of credit, escrow account, or other form, to assure Tenant that the Landlord Contribution will be available to Tenant for Tenant's Work. In the event that Landlord shall fail to make payment to Tenant for invoices properly submitted to Landlord pursuant to
Section 18.1 above within thirty (30) days of presentation of same to Landlord, Tenant, in its sole discretion, may:

             (a) continue to perform its obligations under this Lease, including construction of Tenant's Work to completion, in which case Tenant shall pay for all Tenant's Work and both:

                  (i) set-off against Rent payments that portion of the Landlord
             Contribution that was remaining to be paid by Landlord, plus interest on the outstanding amount thereof at the rate of eighteen percent (18%) per annum, from the date when such portion of the Landlord Contribution was due through and including the date it was recovered by Tenant's set-off against the Rent payments then due and coming due hereunder; and

                  (ii) receive an annual reduction of Base Rent for the entire balance of the Initial Term in the amount of fourteen cents ($0.14) for each dollar of the Landlord Contribution not funded;

             (b) terminate this Lease, in which event:

                  (i) Tenant shall have no further obligations under this Lease;
             and

                  (ii) Landlord shall reimburse Tenant, within fifteen (15) days after Tenant's written demand, for all costs and expenses (including, without limitation, all reasonable architectural, engineering and legal fees) incurred by Tenant in planning Tenant's leasehold improvements, as well as in negotiating and documenting this Lease; and/or

             (c) pursue Tenant's other remedies under this Lease, at law and/or in equity, cumulatively or alternatively, singularly or in combination.

                                   ARTICLE 19
                                PRIORITY OF LEASE

         19.1 EXISTING ENCUMBRANCES. It shall be a condition precedent to Tenant's obligations under this Lease that Landlord receive, not later than fifteen (15) days after the date of this Lease, a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") with respect to each mortgage, deed of trust, other similar encumbrance and/or ground lease (as the case may be, a "MAJOR TITLE DOCUMENT") encumbering the Shopping Center, or any portion thereof that shall include the Premises, and existing of record at the time when the Memorandum of Lease is placed of record, which SNDA shall be:

             (a) in the form attached hereto as EXHIBIT G, or in such other form as is reasonably acceptable to Tenant; and

             (b) duly signed, in form for recording, by Landlord and the mortgagee, trust deed beneficiary, other lien or, or ground lessor (as the case may be) under such Major Title Document (as the case may be, a "MAJOR TITLE DOCUMENT HOLDER").

If Tenant has not received all of the foregoing SNDA's within fifteen (15) days after the date of this Lease, Tenant shall be entitled, in its sole discretion, to either:

                  (i) terminate this Lease by giving written notice thereof to
             Landlord at any time thereafter (but prior to Tenant's receipt of all of the outstanding SNDA's), in which event:

                      (x) Tenant shall have no further obligations under this
                  Lease; and

                      (y) Landlord shall reimburse Tenant, within fifteen (15)
                  days after Tenant's written demand, for all costs and expenses (including, without limitation, all reasonable architectural, engineering and legal fees) incurred by Tenant in planning Tenant's leasehold improvements, as well as in negotiating and documenting this Lease; or

                  (ii) waive, or extend the time for completion of, such
             condition precedent, but nevertheless shall be deemed to reserve the right to avail itself of any and all other rights and remedies available to Tenant under this Lease, at law, or in equity.

         19.2 FUTURE ENCUMBRANCES. Subject to the further provisions of this
Section 19.2, this Lease and the leasehold estate of Tenant created hereby shall be prior in lien, right, title and interest with respect to any lien, encumbrance, or other interest (except statutory liens, to the extent required by law) created or imposed, or caused or allowed to be created or imposed, by Landlord from and after the date hereof upon or against the Shopping Center or any portion thereof that shall include the Premises. Tenant shall, upon Landlord's written request, enter into an SNDA in the form attached hereto as EXHIBIT G, or in such other form as is reasonably acceptable to Tenant, with Landlord and the Major Title Document Holder of any bona-fide Major Title Document entered into from and after the date hereof in connection with the construction or refinancing of the Shopping Center, pursuant to which SNDA, among other things, Tenant shall subordinate the priority of this Lease and the leasehold estate of Tenant created hereby to the lien, right, title and interest of such Major Title Document Holder under such Major Title Document, PROVIDED, HOWEVER, that Tenant shall be obligated to enter into such SNDA only if such subordination would not adversely affect Tenant's priority rights with respect to intervening liens, if any, that are recorded after the Memorandum of Lease but prior to the recordation of the Major Title Document in question. Tenant shall receive not less than one (1) original counterpart of each such SNDA, duly signed, in form for recording, by Landlord and such Major Title Document Holder.

                                   ARTICLE 20
                               LANDLORD'S DEFAULT

         20.1 REMEDIES FOR LANDLORD'S DEFAULT. In the event that:

             (a) Landlord fails to perform any obligation required of it pursuant to this Lease, and fails to commence curing such default within thirty (30) days, or to complete such cure within sixty (60) days (or such longer period of time as is reasonable under the circumstances, provided that such cure has been timely commenced and is diligently being prosecuted, or such shorter period of time as is reasonable under the circumstances in the event of an emergency), after Tenant's written notice to Landlord;

             (b) Landlord fails to pay any amount required therefrom pursuant to this Lease; or

             (c) Tenant is given the right of set-off pursuant to the terms of this Lease,

then Tenant shall have the right to pay such amount(s) or cause such work to be performed and set-off such amounts or such costs against the next succeeding Rent payments due by Tenant hereunder, plus interest on such amounts or costs at the Default Interest Rate from the date upon which such amount or cost was paid or due through and including the date upon which it was recovered by Tenant's set-off against such Rent payments. Tenant's rights of set-off under this Lease are not the sole and exclusive remedies of Tenant hereunder, Tenant being entitled to pursue all of its remedies under this Lease, at law, or in equity, cumulatively or alternatively, singularly or in combination.

                                   ARTICLE 21
                                  MISCELLANEOUS

         21.1 NOTICES. Whenever either party wishes to give any notice, request, or document to the other (whether required by this Lease or otherwise), such notice, request, or document shall be sent by a nationally recognized overnight courier delivery service properly addressed to the last address previously specified in writing by the party to whom the written notice is given. If no other address has been specified, all notices, requests, or documents directed to Landlord shall be sent to it as follows:

                                    Tower Place Joint Venture
                                    5550 LBJ Freeway, Suite 675
                                    Dallas, Texas 75240

                                            With a copy to:

                                    Childress Klein Properties
                                    2800 One First Union Center
                                    301 S. College Street
                                    Charlotte, NC 28202-6021
                                    Attn: Managing Partner - Retail

         All notices, requested or documents directed to Tenant shall be sent to it as follows:

                                    Bally Total Fitness Corporation
                                    8700 West Bryn Mawr Avenue
                                    Second Floor
                                    Chicago, IL  60631
                                    Attn: Director of Property Management

                                            With a copy to:

                                    Bally Total Fitness Corporation
                                    8700 West Bryn Mawr Avenue
                                    Second Floor
                                    Chicago, IL 60631
                                    Attn: General Counsel

Notices, requests and documents given in the manner prescribed shall constitute sufficient notice of the contents thereof for all purposes and shall be deemed to have been given when the same have been received by the addressee thereof, when delivery thereof shall be refused by such addressee, or when the same is returned to the giver thereof as undeliverable (as the case may be).

         21.2 MODIFICATION OF LEASE. This Lease constitutes the entire agreement of Landlord and Tenant and supersedes all oral and written agreements and understandings made and entered into by the parties hereto prior to the date hereof. None of the terms of the Lease shall be waived or modified to any extent, except by a written instrument signed and delivered by both parties.

         21.3 COVENANTS SEVERABLE. Whenever possible, each provision of this Lease shall be interpreted in such a manner as to be effective and valid under applicable state law. If any provision of this Lease be prohibited or invalidated under applicable law, such provision(s) shall only be ineffective to the extent of such prohibition of invalidity, without invalidating the remaining provisions of this Lease.

         21.4 PAYMENT OR PERFORMANCE UNDER PROTEST. If, at any time, a dispute shall arise as to any amount to be paid, or any other act to be performed, by either party under any provision hereof, the party against whom the obligation to pay money or to perform another act is asserted shall have the right to make payment or perform (as the case may be) "under protest." A payment or performance "under protest" shall not be regarded as voluntary payment or performance, and the payor or performer (as the case may be) may institute suit for the recovery of the payment or the cost of performing such act (as the case may be). If it shall be adjudged that there was no legal obligation on the part of the payor to make such payment or any part thereof, or on the part of the performer to perform such act or any part thereof (as the case may be), the payor or performer shall be entitled to recover such payment or the cost of performing such act (as the case may be), or so much thereof as it was not legally required to pay or perform, together with its reasonable expenses of suit (including, without limitation, reasonable attorneys' fees and costs).

         21.5 TENANT'S OBLIGATION TO OPEN AND TENANT'S RIGHT TO CEASE OPERATIONS. Tenant shall be required to open for business eighteen (18) months after the later of (i) the Delivery Date and (ii) the date upon which Tenant obtains all Permits necessary to complete Tenant's Work. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not have any obligation to continuously operate a health and fitness club, or any other business, in the Premises. Rather, Tenant shall have the right, in its sole and absolute discretion, to cease its business operations in the Premises, to reopen the Premises for business to the public, to remove any or all of its property therefrom and/or to reinstall any or all of its property therein, each from time to time throughout the Term. However, Tenant's election to cease business operations in the Premises shall not affect Tenant's obligation to pay all Rents as and when due hereunder, as well as to perform all of Tenant's other obligations under this Lease.

         21.6 CONSTRUCTION. Any word contained in the text of this Lease shall be read as the singular or plural, or in the masculine, feminine, or neuter gender, as may be applicable in the particular context. The captions of this Lease are for convenience and reference only, and in no way limit or expand the scope or intent of this Lease or any Section hereof.

         21.7 ATTORNEYS' FEES. Should either party hereto institute any action or proceeding at law or in equity to enforce or interpret any provision hereof for damages or other relief by reason of an alleged breach of any provision hereof, the prevailing party shall be entitled to receive from the losing party, in addition to allowable court costs, such amount as the court may adjudge to be reasonable as attorneys' fees for the services rendered the prevailing party in such action or proceeding, and such amount may be made a part of the judgment against the losing party.

         21.8 TIME OF THE ESSENCE. Time is of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

         21.9 SHORT FORM LEASE. Contemporaneously with their execution and delivery of this Lease, the parties have executed and delivered a memorandum or so-called "short form" of this Lease in recordable form for the purposes of recordation at Tenant's expense (as the case may be, the "MEMORANDUM OF LEASE"). In the event of any conflict between the terms and provisions of the Memorandum of Lease and the terms and provisions of this Lease, the terms and provisions of this Lease shall govern and control.

         21.10 LANDLORD'S ACCESS TO PREMISES. Notwithstanding anything to the contrary contained in this Lease, except for emergencies, Landlord shall only enter the Premises after giving twenty-four (24) hours' advance notice to Tenant, during reasonable business hours and in a manner so as not to interfere with the operation of Tenant's business. To the greatest extent that circumstances shall permit, any work required or permitted to be performed in and to the Premises by Landlord pursuant to this Lease shall be performed other than during Tenant's hours of operation of the Premises, if Tenant shall so elect, and pursuant to plans and specifications approved in writing by Tenant (which approval shall not be unreasonably withheld, delayed, or conditioned). Any installations required or permitted to be made in the Premises by Landlord pursuant to this Lease shall be located in concealed locations above Tenant's hung ceilings (if any), below Tenant's finish flooring (if any) and/or in existing columns. Any other repairs, alterations and/or additions required or permitted to be performed in and to the Premises by Landlord pursuant to this Lease shall be of a nature and design that shall cause the least practicable interference with the operation of Tenant's business and shall, in no event, affect ingress to, or egress from, the Premises in any respect. Any installation and/or other work required or permitted to be performed in and to the Premises by Landlord pursuant to this Lease shall be performed diligently and continuously to completion, so as to complete the same at the earliest possible time. To the extent that any such installation and/or other work shall damage any of Tenant's trade fixtures, Tenant's equipment, Tenant's inventory, Tenant's other movable personal property, any fixtures and/or any leasehold improvement made to the Premises (including, without limitation, Tenant's Work and any Alterations subsequent thereto), Landlord shall, promptly after the completion of such installation and/or other work, repair any such damage and restore such assets and/or improvements (as the case may be) to their former condition, all at Landlord's sole cost and expense.

         21.11 CHOICE OF LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located.

         21.12 PARTIES BOUND. Except as expressly otherwise provided, all of the terms, covenants and conditions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, executors, successors in interest and assigns. Landlord may, at any time, assign or transfer its interest as Landlord in and to this Lease, and sell or transfer its interest in Shopping Center or any part thereof,. In the event of any such conveyance and transfer, all of Landlord's obligations hereunder shall thereafter be binding only upon each such transferee, PROVIDED, HOWEVER, that in no event shall such sale or transfer relieve Landlord of its obligation to complete Landlord's Work or fund the Landlord Contribution in accordance with the terms of this Lease. In the event of such transfer, Tenant shall attorn to the purchaser or successor to Landlord's interest in the Lease and recognize such purchaser or successor as Landlord under this Lease and such other party shall recognize Tenant as tenant under this Lease and shall be bound by all of Landlord's obligations hereunder.

         21.13 FORCE MAJEURE. For purposes of this Lease, "FORCE MAJEURE" shall mean delays due to any acts of God, adverse weather conditions, strikes, labor disputes, wars, riots, governmental regulation or restriction, material and labor shortages, fire or other casualty, or other cause beyond the reasonable control of the party affected. If force majeure occurs, the time for performance or completion of any act required in this Lease (but not including Tenant's obligation to pay Rent once the Rent Commencement Date has occurred, unless Rent is abated in accordance with the terms of this Lease) shall be extended one (1) day for each day of delay.

         21.14 ESTOPPEL CERTIFICATE. Either party shall, within twenty (20) business days after receiving a written request from the other party, make a statement in writing certifying:

             (a) that the Term has commenced, setting forth the date of such commencement and termination;

             (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modification(s));

             (c) whether to its knowledge (without independent investigation) there are then existing any offsets or defenses against the enforcement of any of such party's covenants hereunder (and, if so, specifying them);

             (d) the dates to which Base Rent, Additional Rent and all other amounts to be paid by Tenant hereunder have been paid in advance, if at all;

             (e) whether or not Tenant has acquired any interest in the Premises, except for its interest under this Lease;

             (f) whether, to its knowledge, there are any uncured defaults by the other party, and, if defaults are claimed, stating the facts giving rise thereto; and

             (g) such other factual statements as may be reasonably requested.

Any such statement given by a party may be relied upon by the other party, by a prospective purchaser or assignee (as the case may be) of the other party's interest in the Shopping Center, by any mortgagee, assignee, or prospective mortgagee, by any person merging with or consolidating into the other party, or by any person acquiring any or all of the assets of the other party, through the date of the estoppel certificate.

         21.15 BROKERAGE COMMISSION. Landlord and Tenant each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no real estate broker or agent who is, or might be, entitled to a commission in connection herewith, other than Divaris Real Estate, Inc. and Childress Klein Properties. Landlord and Tenant each agree to indemnify and hold harmless the other from and against any liability or claim, whether meritorious or not, arising with respect to any broker who alleges it has dealt with such indemnifying party in connection with this Lease, other than the broker(s) named above.

         21.16 PRE-SALE SPACE AND GRAND OPENING.

         (a) During the period (the "PRE-SALE PERIOD") commencing on the date hereof and continuing until the earlier of:

             (i) the date Tenant opens the Premises for business; or

             (ii) the date this Lease is terminated,

Tenant shall have the right to conduct pre-sales of health club memberships from an in-line space at the Shopping Center approximately two thousand (2,000) square feet in size, the exact location of such space (the "PRE-SALE SPACE") to be mutually agreeable to Landlord and Tenant. Tenant may at its sole expense finish, furnish and equip the Pre-Sale Space as it sees fit. The Pre-Sale Space shall be occupied by Tenant rent-free, and Tenant's use of the same for pre-sale purposes shall not constitute Tenant's opening for business or taking possession of the Premises for any purpose hereunder. At any time, and from time to time, during the Pre-Sale Period, Tenant shall have the right, in addition to Tenant's signage rights pursuant to Section 7.4 above and to the fullest extent permitted by applicable codes, to place at Tenant's sole expense one or more temporary signs upon the exterior of the Premises, as well as upon any pylon sign to which Tenant shall have signage rights pursuant to this Lease, announcing the coming of Tenant's health and fitness club to the Shopping Center and/or the grand opening of the Premises. Each of such temporary signs shall be subject to Landlord's prior written consent as to the design, dimension and location thereof, not to be unreasonably withheld or delayed.

         (b) Notwithstanding anything to the contrary set forth in this Lease, for a period not to exceed sixty (60) days from the date of Tenant's so-called "Grand Opening" of the Premises, Tenant shall have the right, subject to receipt of any necessary local governmental approvals, to utilize banners, balloons, streamers, flags and similar promotional devices on the exterior of the Premises and/or in the Common Areas substantially adjacent to the Premises.

         21.17 MERCHANTS' ASSOCIATION. Tenant shall not be required to become a member of, participate in, contribute to, nor otherwise remain in good standing in any Merchants' Association now existing or hereafter formed with respect to the Shopping Center.

         21.18 NO PARTNERSHIP OR JOINT VENTURE. It is the intention of the parties hereto to create only the relationship of landlord and tenant between them in this Lease, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship between the parties of principal and agent, partners, or joint venturers.

         21.19 LANDLORD LIABILITY. Notwithstanding anything in this Lease to the contrary, all obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only during the period of its ownership and possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner of the Premises with respect to the time at which any claim is asserted in a written notice delivered to the owner at such time, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the land and improvements which constitute the Premises or the Shopping Center; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any landlord which is now or hereafter a party to this Lease.

         IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

                                     TENANT:

                                     BALLY TOTAL FITNESS CORPORATION,
                                     a Delaware corporation


                                     By: /s/Cary A. Gaan
                                        ----------------------------------------
                                                       CARY A. GAAN,
                                                   SENIOR VICE PRESIDENT

                                     LANDLORD:

                                     TOWER PLACE JOINT VENTURE,
                                     a Texas joint venture

                                     By:  Murray Income Properties I, Ltd.,
                                          a Texas Limited Partnership
                                     Its: Joint Venturer

                                          By:  Murray Realty Investors
                                               VIII, Inc., a
                                               Texas corporation
                                          Its: General Partner

                                               By: /s/Brent Buck
                                                  ------------------------------
                                                  Brent Buck
                                                  Executive Vice President

                                    EXHIBIT A
                    LEGAL DESCRIPTION OF THE SHOPPING CENTER

That certain tract or parcel of land situate in the town of Pineville, Mecklenburg County, North Carolina, being more particularly described as follows:

BEGINNING at a point in the northerly margin of the 100 foot wide right of way of North Carolina Highway No. 51 (the Matthews-Pineville Road, said Beginning Point being also located in the southeasterly line of the property conveyed to Faye S. Dixon (widow) et al by deed dated February 15, 1983, recorded in Book 4626 at page 305 in the Mecklenburg Registry, and running thence from said Beginning Point with the aforesaid Dixon property (now or formerly) in two calls as follow: (1) N. 23-19-23 E. 250.0 feet to an iron; thence (2) N. 70-30-00 W.
150.34 feet to an old nail; thence with two lines of the property of Lorick Enterprises, Inc. (now or formerly) as follow: (1) N. 23-19-23 E. 75.67 feet to a nail; thence (2) N. 66-40-37 W. 89.14 feet to a nail; thence with two lines of the property of Brevard S. Myers (now or formerly) as follow: (1) N. 26-46-23 E.
196.47 feet to an iron; thence (2) N. 61-16-23 E. 90.00 feet to an iron; thence with a line of the property of Brevard S. Myers (now or formerly) and continuing with the line of the property of Park Road Associates (now or formerly) N. 26-46-23 E. 103.50 feet to an iron; thence S. 71-19-59 E. 680.05 feet crossing two irons to a point; thence a new line S. 18-40-01 W. 705.53 feet to a point located in the aforesaid northerly margin of the 100 foot wide right of way of N.C. Highway No. 51; thence with said northerly margin of said highway right of way N. 70-30-00 W. 570.60 feet to the point or place of Beginning; containing
10.777 acres.

                                    EXHIBIT B
                                    SITE PLAN

                                    EXHIBIT C
               GUARANTY OF BALLY TOTAL FITNESS HOLDING CORPORATION

         FOR VALUE RECEIVED, and in consideration for, and as an inducement to Tower Place Joint Venture, as Landlord, to enter into a Lease dated as of February 14, 2000 (the "LEASE"), for certain premises located within the property commonly known as Tower Place Festival Shopping Center and located on NC Highway 51 Pineville, North Carolina (the "DEVELOPMENT"), with Bally Total Fitness Corporation, a Delaware corporation, as Tenant, the undersigned guarantees the full performance and observance of all the covenants, conditions and agreements contained in the Lease to be performed and observed by Tenant, Tenant's successors and assigns, and expressly agrees that the validity of this Guaranty and any obligations of the undersigned, as guarantor (the "GUARANTOR") hereunder shall not be terminated, affected, or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

         The undersigned further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification, or extension of said Lease, provided that notice thereof is duly delivered to the Guarantor as provided in the Lease. The undersigned further agrees that its liability under this Guaranty shall be primary, and that if any right or action shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against the undersigned without having commenced an action against or having obtained any judgment against Tenant. In any action under this Guaranty, the prevailing party shall be entitled to recover, in addition to any damages, its reasonable attorneys' fees and costs incurred in such proceeding. The undersigned, further represents to Landlord, as an inducement for Landlord to enter into the Lease, that the undersigned owns, directly or indirectly, all of the outstanding capital stock of Tenant, that the execution and delivery of the Guaranty is not in contravention of its Charter or By-laws or applicable state laws, and has been duly authorized by its Board of Directors.

         The failure of Landlord to insist in any one of more instances upon a strict performance or observance of any of the terms, provisions, or covenants of the Lease, or to exercise any right therein contained, shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant, or right, and that the same shall continue and remain in full force and effect. Receipt by Landlord of Rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

         No subletting, assignment, or other transfer of the Lease, or any interest therein, other than as specifically provided herein or in the Lease, shall operate to extend or diminish the liability of the Guarantor under this Guaranty. Whatever reference is made to the liability of Tenant within the Lease, such reference shall be deemed likewise to refer to the Guarantor. It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the successors and assigns of Landlord, and shall be binding upon the successors and assigns of the undersigned.

         This Guaranty is a guarantee of payment and performance and not merely a guarantee of collection.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of this 10th day of February, 2000 .

                                        BALLY TOTAL FITNESS HOLDING
                                        CORPORATION, a Delaware corporation


                                        By: /s/Cary A. Gaan
                                           -------------------------------------
                                                       CARY A. GAAN,
                                                  SENIOR VICE PRESIDENT

                                    EXHIBIT D
                              PERMITTED EXCEPTIONS

1. Taxes, dues and assessments for the year 2000, and subsequent years, not yet due and payable.

2. Covenants, conditions, restrictions and easements contained in instrument filed for record in Book 4626, page 305 and Book 4731, page 524.

3.       Easement to Duke Power Company recorded in Book 5114, page 807.

4. Thirty-five (35) foot easement for ingress and egress reserved to Park Cedar Associates, Ltd. from Crow-Charlotte Retail #2, Ltd. recorded in Book 4974, page 53 and amended in Book 5227, page 305.

5. Driveway Easement Agreement recorded in Book 4469, page 774; amended in Book 4581, page 309 and Book 4620, page 536 and further amended by Agreement recorded in Book 5227, page 283.

6.       Utility easement granted under deed recorded in Book 4544, page 910.

7. Roadway Construction Cost and Maintenance Agreement recorded in Book 4973, page 728.

8.       Development Agreement recorded in Book 4985, page 684.

9. Fifteen (15) foot sanitary sewer right of way recorded in Book 4787, page 722.

10. Easement Agreement for Construction and Maintenance of a sign in favor of Park Cedar Associates recorded in Book 5272, page 300.

11. Terms and provisions of the Lease by and between Tower Place Joint Venture and E1 Cancun Tower Place as evidenced by a Memorandum of Lease recorded in Book 6649, page 567.

12. Terms and provisions of the unrecorded Lease by and between Tower Place Joint Venture and The Bagel Works, Inc. as assigned by The Bagel Works, Inc. to The Neighborhood Bagel Corp. as evidenced by an Assignment of Lease recorded in Book 7785, page 628.

13. Terms and provisions of the Lease by and between Tower Place Joint Venture and Brown Group Retail, Inc. d/b/a Famous Footwear as evidenced by a Memorandum of Lease recorded in Book 8044, page 959.

14. UCC Financing Statement No. 97-3811 with lease from Myra E. Cornwell in favor of Sun Life Assurance Co. of Canada.

15. UCC Financing Statement No. 97-3812 and lease from Sosebee Enterprises in favor of Tower Place Joint Venture.

16. UCC Financing Statement No. 97-9553 and lease from Moobasi, Inc. in favor of Tower Place Joint Venture.

17. UCC Financing Statement No. 98-13576 and lease from James and Cathy S. Burgess d/b/a Simply Weight Loss in favor of Tower Place Joint Venture.

18. UCC Financing Statement No. 99-8323 and lease from Judy Brown d/b/a Simply Weight Loss in favor of Tower Place Joint Venture.

19. UCC Financing Statement No. 99-8326 and lease from Natures' Secret, Inc. in favor of Tower Place Joint Venture.

20. UCC Financing Statement No. 99-8978 and lease from Sewing Center of North Carolina, Inc. in favor of Tower Place Joint Venture.

21. UCC Financing Statement No. 99-8980 and lease from Truyen C. Nguyen and Trang Thi Nguyen d/b/a Vina Alterations in favor of Tower Place Joint Venture.

22. UCC Financing Statement No. 99-8981 and lease from John W. Gluth, Jr. d/b/a Pop Muzic in favor of Tower Place Joint Venture.

                                    EXHIBIT E
                                    SIGN PLAN

                                    EXHIBIT F
                                 LANDLORD'S WORK


The Landlord will provide, at its expense, the following building and site improvements on its land, per plans and specifications as provided by Landlord and approved by Tenant. All construction shall be in conformance with all local and state building codes, and the Americans With Disabilities Act (ADA). All permits required to construct the project will be obtained by Landlord at its expense.

IMPROVEMENTS

1.       Utilities (service to and stubbed into the Premises)

o        6" Sewer max or 4" if sufficient per local code.

o 3" Domestic Water (60 lbs. pressure) (2" or 21/2" might suffice if pressure is adequate)

o        6" Fire Sprinkler Line.

o Natural Gas approximately 2,000 cubic feet per hour (exact requirements to be determined).

o        Electric Service (1600 amp at 120/208 volt) or (800 amp at 480 volt).

o        Conduit for telephone.

o        Hook-up fees, tap fees, impact fees.


2.       Heating, Ventilating, Air Conditioning

o        Cooling - one ton per 200 square feet (roof top units).

o        Distribution duct per ASHRAE standards.

o        Controls - computerized central control system.

o        Fire Dampers, Registers and Diffusers.

o        HVAC roof top units provided with curbs.

o        Exhaust fans as required (by Tenant).


3.       Building Roof

o        Roof structure per building code requirements.

o        Roofing - rubber membrane with 20 year warranty.

o        Walk pads per roofing manufacturer's requirements.

o        Drainage - 1/4" slope per foot to drains.

o        Roof drains.

o        Roof insulation per code.


4.       Building Exterior

o        Single story structure.

o        Exit doors as required by occupancy load exit requirements.

o Split face masonry with cavity construction or metal studs with stucco/dryvit.

o Front or entrance elevation - aluminum entrance and vestibule fabricated with anodized aluminum system, glazed with 1" insulated glass with a feature entrance form constructed with premium material.

o Other elevations - anodized aluminum glazing system with 1" insulated glass in locations as required per Tenant design standards.

o        Building insulation per code.


5.       Building Interior

o 4" reinforced concrete slab on grade. Level concrete throughout with 2" depression at locker, toilet, shower rooms.

o        16' clearance from top of slab to underside of roof structure.

o Demising walls constructed full height of block or metal studs and sheet rock with sound insulation and fire rated, as required by code.

6.       Parking Lot

o Bituminous paving - base course 6" thick compacted depth, type A stone, surface course minimum 3" thick total compacted depth (2" course hot mix binder and 1" wearing course).

o        Parking spaces - striped to meet dimensions of code requirements.

o        Accessible parking spaces and accessible route per ADA requirements.

o Drainage - surface drainage to inlet structures per local code requirements.

o Lighting - minimum of 1 foot candle or local code requirements, whichever is greater.

o        Landscaping - per local code requirements.

o        Walkways and curbs as required.

7.       Environmental

o Removal from the site, at Landlord's cost, all asbestos and/or hazardous materials, if any, and obtaining a certificate indicating that the property is free of all hazardous materials.

                                    EXHIBIT G
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS AGREEMENT, made as of this _____ day of ________, 2000, by and among BALLY TOTAL FITNESS CORPORATION, a Delaware corporation (herein called "TENANT"), ___________________________, a (herein called "LENDER"), and TOWER
PLACE JOINT VENTURE, a Texas joint venture (herein called "LANDLORD").

                               STATEMENTS OF FACT

             Tenant has entered into a certain lease dated as of ___________, 2000 (herein called the "LEASE") with Landlord covering premises (herein called the "DEMISED PREMISES") located within a building located on NC Highway 51 in Pineville, California (herein called the "BUILDING"), which Building is located on the land more particularly described on Exhibit A attached hereto and made a part hereof (herein called the "LAND" and, together with the Building and any other buildings and improvements on the Land, called the "MORTGAGED PROPERTY") and constitutes a portion of the shopping center known as Tower Place Festival Shopping Center.

             Lender is the holder of a certain mortgage dated __________, 199___, made by Landlord in favor of Lender encumbering the Mortgaged Property, which mortgage was recorded in the Office of ______________________ on ___________, 199___, in Reel ___ at page
         _____ (herein called the "MORTGAGE").

             As a condition of entering into the Lease, Tenant has required that Lender and Landlord join with Tenant in the mutual execution and delivery of this Agreement in proper form for recording.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

         1. The Lease, any extensions, renewals, replacements, or modifications thereof and all of the right, title and interest of Tenant in and to the Premises are, and shall continue to be, subject and subordinate to the Mortgage, to all of the terms and conditions contained therein and to any renewals, modifications, replacements, consolidations and extensions thereof. Lender hereby consents to the Lease.

         2. If Lender, or any designee or nominee thereof or successor thereto (herein, as the case may be, called a "SUCCESSOR LANDLORD"), comes into possession of, or acquires title to, the Premises as a result of the enforcement or foreclosure of the Mortgage or the note secured thereby, by a deed or other conveyance in lieu of foreclosure, or as a result of any other means, Tenant shall not be disturbed in its possession of the Premises as a consequence thereof or otherwise unless, at such time, Tenant shall be in default under the terms of the Lease such that, were it not for such enforcement, foreclosure, conveyance, or other means, Landlord would then be entitled to terminate the Lease under its terms (including, without limitation, that the applicable notice of default has been given and the applicable grace period has expired). Unless Tenant shall be in uncured default as aforesaid, Tenant shall not be named in, or joined as a party defendant or otherwise to, any suit, action, or proceeding for the foreclosure of the Mortgage or otherwise to enforce any rights under the Mortgage, or the note or other obligations secured thereby, nor in any other way shall Tenant be deprived of its rights under the Lease.

         3. If possession of, or title to, the Mortgaged Property shall be transferred to, or otherwise become owned by, a Successor Landlord, such Successor Landlord shall recognize and be bound to Tenant, and Tenant shall attorn to and be bound to such Successor Landlord, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and for any extensions or renewals thereof that may be effected in accordance with any option therefor in the Lease, with the same force and effect as if such Successor Landlord were the landlord specifically named in the Lease. Such recognition and attornment shall be self-operative, and shall become effective without the execution of any further instruments on the part of any of the parties hereto, immediately upon the Successor Landlord obtaining possession of, or title to, the Mortgaged Property. However, upon the written request of either the Successor Landlord or Tenant, made to the other within twenty (20) days after the Successor Landlord obtains possession of, or title to, the Mortgaged Property, the Successor Landlord and Tenant shall both execute an instrument in confirmation of the foregoing provisions, reasonably satisfactory to both of them, in which the parties shall acknowledge their respective recognition and attornment, as well as set forth the terms and conditions of Tenant's continuing tenancy.

         4. If possession of, or title to, the Mortgaged Property shall be transferred to, or otherwise become owned by, a Successor Landlord, Tenant shall, from and after such event, have the same remedies against such Successor Landlord for the breach of any provision contained in the Lease that Tenant would have had under the Lease against the former landlord thereunder, PROVIDED, HOWEVER, that such Successor Landlord shall not be:

             (a) personally liable for any act or omission of any prior landlord under the Lease, provided that such Successor Landlord shall not be released from all of the continuing obligations of the landlord under the Lease (including, but not limited to, providing those on-going services, repairs and maintenance set forth in the Lease);

             (b) bound by any base rent or additional rent that Tenant may have paid for more than the current or next succeeding month to any prior landlord (provided, however, that Lender shall be bound by any previous estimated payments made by Tenant on account of "Operating Costs" as such term is defined in the Lease);

             (c) bound by any material amendment or modification of the Lease hereafter made without Lender's consent; or

             (d) obligated to perform any work in the Premises or any part thereof, other than such work (including, without limitation, "Landlord's Work", as such term is defined in the Lease) that is required to be performed by the landlord under the Lease.

Notwithstanding the foregoing, however, Tenant's obligation to pay Rent (as defined in the Lease) shall be and remain subject to Tenant's rights of set-off and abatement, along with Tenant's other rights, as provided in the Lease.

         5. All condemnation awards and/or insurance proceeds received with respect to the Mortgaged Property shall be applied to the restoration thereof, and paid in the manner set forth in the Lease, notwithstanding any contrary provision contained in the Mortgage. Further, all fixtures and equipment, whether owned by Tenant or leased by Tenant from any lessor/landlord (an "EQUIPMENT LESSOR"), installed in or on the Mortgaged Property (regardless of the manner or mode of attachment) shall be and remain the property of Tenant or any such Equipment Lessor, and may be removed by Tenant or such Equipment Lessor at any time. In no event (including, without limitation, a default under the Lease or the Mortgage) shall Lender or any Successor Landlord have any lien on, right in, or claim with respect to any such fixtures or equipment, whether or not all or any part thereof shall be deemed fixtures, and Lender expressly waives (for itself and for any Successor Landlord) all rights of levy, distraint, or execution with respect to such fixtures and equipment.

         6. Until Tenant has been notified that the Mortgage has been released of record, Tenant shall, upon receipt by Tenant of written notice from Lender directing Tenant to make payment of rents under the Lease to Lender, comply with such direction, and shall not be required to determine whether Landlord is in default under the Mortgage or related loan documents. Lender shall indemnify, defend and hold harmless Tenant from and against any and all losses, costs, expenses, claims, obligations and liabilities incurred or otherwise suffered by Tenant resulting from Tenant's compliance with Lender's said direction to pay rent. Landlord hereby releases Tenant from any obligation to pay to Landlord any amounts paid to Lender based upon Tenant's compliance with such a direction to pay rent from Lender.



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

         7. All notices, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing, and shall be sent by overnight courier service, addressed to the party at its following address, or at such other place as such party or successor or assign may, from time to time, designate in a notice to the other parties:

         Notices To Landlord:

         Tower Place Joint Venture
         5550 LBJ Freeway, Suite 675
         Dallas, Texas 75240

                  With a copy to:

         Childress Klein Properties
         2800 One First Union Center
         301 S. College Street
         Charlotte, NC 28202-6021
         Attention: Managing Partner - Retail

         Notices to Tenant:

         Bally Total Fitness Corporation
         8700 W. Bryn Mawr Avenue - 2nd Floor
         Chicago, Illinois 60631
         Attention: Director of Property Management

                  With a copy to:

         Bally Total Fitness Corporation
         8700 W. Bryn Mawr Avenue - 2nd Floor
         Chicago, Illinois 60631
         Attention: General Counsel

Notices shall be deemed delivered and received upon the date of receipt, rejection, other refusal to accept, or inability to deliver because of changed address for which no notice has been given.

         8. Prior to a Successor Landlord's succeeding to Landlord's interest in accordance with the terms hereof, in the event that Landlord shall default in the performance or observance of any of the terms, conditions, or agreements in the Lease, Tenant shall give written notice thereof to Lender, and Lender shall have the right (but not the obligation) to cure such default within any applicable cure period provided for in the Lease.

         9. This Agreement shall bind, and inure to the benefit of, the parties hereto, along with their respective successors and assigns.

         10. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subject matter hereof (including, without limitation, the subordination of the Lease and/or the leasehold interest of Tenant thereunder to the lien or charge of the Mortgage), and shall completely supersede and preempt any prior agreement(s) of the parties (including, but not limited to, any provisions contained in the Lease that might be otherwise applicable thereto) with respect to all or any portion of such subject matter. This Agreement may not be modified or amended except by a writing signed by all of the parties hereto and/or their respective successors or assigns.

         11. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        TENANT:

                                        BALLY TOTAL FITNESS CORPORATION,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                                    CARY A. GAAN,
                                                SENIOR VICE PRESIDENT


                                        LENDER:


                                        ----------------------------------------
                                        a                     corporation
                                          -------------------


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        LANDLORD:

                                        TOWER PLACE JOINT VENTURE,
                                        a Texas joint venture

                                        By:    Murray Income Properties I, Ltd.,
                                               a Texas Limited Partnership
                                        Its:   Joint Venturer

                                               By:   Murray Realty Investors
                                                     VIII, Inc., a
                                                     Texas corporation
                                               Its:  General Partner

                                                     By:
                                                        ------------------------
                                                        Brent Buck
                                                        Executive Vice President



                               ADD ACKNOWLEDGMENTS

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION

That certain tract or parcel of land situate in the town of Pineville, Mecklenburg County, North Carolina, being more particularly described as follows:

BEGINNING at a point in the northerly margin of the 100 foot wide right of way of North Carolina Highway No. 51 (the Matthews-Pineville Road, said Beginning Point being also located in the southeasterly line of the property conveyed to Faye S. Dixon (widow) et al by deed dated February 15, 1983, recorded in Book 4626 at page 305 in the Mecklenburg Registry, and running thence from said Beginning Point with the aforesaid Dixon property (now or formerly) in two calls as follow: (1) N. 23-19-23 E. 250.0 feet to an iron; thence (2) N. 70-30-00 W.
150.34 feet to an old nail; thence with two lines of the property of Lorick Enterprises, Inc. (now or formerly) as follow: (1) N. 23-19-23 E. 75.67 feet to a nail; thence (2) N. 66-40-37 W. 89.14 feet to a nail; thence with two lines of the property of Brevard S. Myers (now or formerly) as follow: (1) N. 26-46-23 E.
196.47 feet to an iron; thence (2) N. 61-16-23 E. 90.00 feet to an iron; thence with a line of the property of Brevard S. Myers (now or formerly) and continuing with the line of the property of Park Road Associates (now or formerly) N. 26-46-23 E. 103.50 feet to an iron; thence S. 71-19-59 E. 680.05 feet crossing two irons to a point; thence a new line S. 18-40-01 W. 705.53 feet to a point located in the aforesaid northerly margin of the 100 foot wide right of way of N.C. Highway No. 51; thence with said northerly margin of said highway right of way N. 70-30-00 W. 570.60 feet to the point or place of Beginning; containing
10.777 acres.



                                      G-5